                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
                                          [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
    12


                                 MATTEL, INC.
  ----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  ----------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:

  ----------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  ----------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:

  ----------------------------------------------------------------------------

  (5)  Total fee paid:

  ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  ----------------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:

  ----------------------------------------------------------------------------

  (3)  Filing Party:

  ----------------------------------------------------------------------------

  (4)  Date Filed:

  ----------------------------------------------------------------------------

Notes:

                             [LOGO OF MATTEL, INC.]

                            NOTICE OF ANNUAL MEETING
                                      and
                                PROXY STATEMENT


                         Annual Meeting of Stockholders

                            Manhattan Beach Marriott
                              1400 Parkview Avenue
                          Manhattan Beach, California
                                  May 9, 2001

                                  MATTEL, INC.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 9, 2001

  The 2001 Annual Meeting of Stockholders of Mattel, Inc., will be held on May 9, 2001, at 10:00 a.m. (Los Angeles time), in the Manhattan Ballroom of the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, to consider and act upon the following matters:

  . The election of directors;

  . The ratification of the selection of PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2001; and

  . Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors knows of one stockholder proposal that may be presented at the meeting.

  Each of the above items of business is described in more detail in the Proxy Statement accompanying this Notice.

  Holders of record of Mattel common stock at the close of business on March 12, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In addition, holders of record of Exchangeable Shares of Mattel's Canadian subsidiary, SoftKey Software Products Inc., at the close of business on March 12, 2001, will be entitled to notice of the Annual Meeting and to direct the vote of CIBC Mellon Trust Company, the holder as trustee for such persons, of the one outstanding share of Mattel's Special Voting Preferred Stock. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at the Manhattan Beach Marriott by any stockholder for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert Normile
                                          Robert Normile
                                          Secretary

El Segundo, California
April 9, 2001

  All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the meeting in person, please check the appropriate box on the proxy card and bring the Admission Ticket included in the Proxy Statement, or other proof of your ownership of

Mattel stock, with you to the meeting. Please note that the Admission Ticket or other proof of ownership will be required in order to obtain admission to the meeting. Accordingly, the Admission Ticket should not be returned with your proxy card. If you are not the record holder of your shares (for example, if you hold your shares through a bank or in a brokerage account), an Admission Ticket will not be sufficient to gain admission to the meeting, and you must bring with you some other proof that you own shares of Mattel's stock. A recent brokerage statement or a letter from a bank or broker is an example of proof of ownership.

  Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible in order that your stock will be represented at the Annual Meeting.

                                  MATTEL, INC.

                           333 Continental Boulevard
                       El Segundo, California 90245-5012

                               ----------------

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 9, 2001

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mattel, Inc., a Delaware corporation ("Mattel" or the "Company"), for use at its 2001 Annual Meeting of Stockholders, to be held on May 9, 2001, at 10:00 a.m. (Los Angeles time), in the Manhattan Ballroom of the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment or postponement of such meeting. This Proxy Statement and the form of proxy to be utilized at the Annual Meeting were first mailed or delivered to the stockholders of Mattel on or about April 9, 2001.

Record Date and Voting

  The Board of Directors of Mattel has fixed March 12, 2001 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Mattel common stock and Mattel Special Voting Preferred Stock on the record date are entitled to notice of and to vote at the Annual Meeting.

  As of the record date, there were 428,443,060 outstanding shares of common stock held by approximately 50,954 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote. At the Annual Meeting, CIBC Mellon Trust Company, as the holder of record of the one Special Voting Preferred Stock of Mattel, will be entitled to cast 1,682,138 votes. These votes represent the number of exchangeable non-voting shares (the "Exchangeable Shares") of Mattel's Canadian subsidiary, SoftKey Software Products Inc., that were outstanding on the record date (other than Exchangeable Shares held by Mattel, its subsidiaries or any entity controlled by or under common control of Mattel, if any), multiplied by 1.2. See "Exchangeable Shares" below.

  The common stock and the Special Voting Preferred Stock vote as a single class at all meetings of stockholders. Accordingly, an aggregate of 430,125,198 votes may be cast at the Annual Meeting.

Quorum, Voting Requirements and Cumulative Voting

  The holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting, present in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of a proposal.

  Under the rules that govern brokers who have record ownership of shares that are held in brokerage accounts for their clients, who are the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters, but not on non-routine matters. The proposals to be acted upon at the Annual Meeting include both routine matters such as the election of directors and the ratification of accountants, and non-routine matters such as the one stockholder proposal. On routine matters, a broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote for the routine matters, but expressly states that the broker is not voting on the non-routine matters. The broker's inability to vote with respect to the non-routine matters is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast on non-routine matters.

  In the election of directors, holders of common stock and the Special Voting Preferred Stock, voting together as a class, are entitled to elect eleven directors, with the eleven candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect. In electing directors, stockholders have the right to cumulate their votes and give one candidate the number of votes equal to the number of directors to be elected (eleven) multiplied by the number of votes entitled to be cast by such stockholder at the Annual Meeting or to distribute such votes among as many candidates as they see fit. Stockholders may cumulate their votes by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or by voting in person at the meeting. Executed proxies will grant the persons named in the enclosed proxy card discretionary authority to cumulate votes in connection with the election of directors, except that no votes represented by such proxy card may be voted for the election of any individual with respect to which authority to vote has been withheld on such proxy card and except to the extent that specific instructions have been given on such proxy card as to cumulative voting. By virtue of cumulative voting, the proxy holders will have eleven votes for each share of common stock held by each stockholder granting his or her proxy (unless voting authority is withheld), as well as for each vote attaching to the Special Voting Preferred Stock in respect of which the proxy holders have received a proxy (unless voting authority is withheld). As a result, proxy holders could offset the instruction of one or more stockholders not to vote for one or more of the nominees, or its or their exercise of cumulative voting, by the use of votes granted in other proxies. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

Voting of Proxies

  All shares of common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, the proxy card will be deemed an instruction to vote:

  . in favor of the election as directors of the nominees named in this Proxy Statement, and such votes may be cumulated in the discretion of the proxy holder.

  .  for proposal 2; and

  . against proposal 3, which is the one stockholder proposal that may be presented at the Annual Meeting.

  Other than as indicated below in "Other Matters That May Come Before the Annual Meeting," the Board of Directors does not know of any matters other than those described in the notice of the Annual Meeting that are to come before the Annual Meeting. If any other matters are presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purposes of soliciting additional proxies for or against a given proposal, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters as they see fit.

Revocation of Proxies

  Any proxy regarding shares of common stock given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel before the taking of the vote at the Annual Meeting; or

  . attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

  Any written notice of revocation or subsequent proxy should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245-5012,
Attention: Secretary, or hand delivered to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from the broker in order to change their vote or to vote at the Annual Meeting.

Exchangeable Shares

  In connection with the May 1999 merger between Mattel and The Learning Company, Inc., the Special Voting Preferred Stock was issued to CIBC Mellon Trust Company, as Trustee, under a supplemented Voting and Exchange Trust Agreement which provides that each holder of an Exchangeable Share (other than Mattel, its subsidiaries, or any entity controlled by Mattel) is entitled to instruct the Trustee to exercise 1.2 of the votes attached to the Special Voting Preferred Stock for each Exchangeable Share held by such holder. Each Exchangeable Share is currently exchangeable for 1.2 shares of Mattel common stock.

  The voting direction card enclosed with the Proxy Statement being delivered to holders of Exchangeable Shares serves as the means by which a holder of Exchangeable Shares may instruct the Trustee regarding the voting of such holder's Exchangeable Shares. The Trustee will exercise each vote attached to the Special Voting Preferred Stock only as directed by the relevant holders on the voting direction card. In the absence of instructions from a holder as to voting, the Trustee will not exercise such votes. A holder may also instruct the Trustee, in the Trustee's capacity as registered stockholder, to give the holder a proxy entitling the holder to vote in person the relevant number of votes or to grant to Mattel's management or another person a proxy to vote such votes. The voting direction may be revoked at any time prior to its exercise by delivering a written notice of revocation or a later-dated voting direction card to the Trustee. In addition, a holder of Exchangeable Shares present at the Annual Meeting may revoke his or her voting direction card and vote in person. Enclosed with this Proxy Statement as sent to holders of Exchangeable Shares is an information statement informing holders of Exchangeable Shares in greater detail of their rights with respect to voting at the Annual Meeting and instructing such holders as to how to exercise such rights.

Admission Ticket

  If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring the Admission Ticket included in the Proxy Statement, or other proof of stock ownership, with you to the meeting. Please note that the Admission Ticket or other proof of ownership will be required in order to obtain admission to the meeting. Accordingly, the Admission Ticket should not be returned with your proxy card. If you are not the record holder of your shares (for example, if you hold your shares through a bank or in a brokerage account), an Admission Ticket will not be sufficient to gain admission to the meeting, and you must bring with you some other proof that you own shares of Mattel's stock. A recent brokerage statement or a letter from a bank or broker is an example of proof of ownership.

                             PRINCIPAL STOCKHOLDERS

  As of March 12, 2001, the only persons known by Mattel to own beneficially or that may be deemed to own beneficially more than 5% of Mattel's common stock were:

                                                           Amount and
                                                           Nature of
                                                           Beneficial    Percent
   Name and Address of Beneficial Owner                    Ownership      Owned
   ------------------------------------                    ----------    -------
   Harris Associates L.P. ................................ 21,601,466(1)  5.06%
   Two North LaSalle Street, Suite 500
   Chicago, IL 60602-3790

--------
(1) As reported in a Schedule 13G dated January 30, 2001 and filed with the Securities and Exchange Commission by Harris Associates L.P. ("Harris") and Harris Associates Inc., Harris' general partner. The Schedule 13G states that, by reason of its advisory and other relationships with persons who own shares of Mattel's common stock, Harris may be deemed to be the beneficial owner such shares of Mattel's common stock. The Schedule 13G states that Harris has shared voting power with respect to all of such shares, shared dispositive power with respect to 11,884,400 of such shares and sole dispositive power with respect to 9,717,066 of such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of common stock as of March 31, 2001, by (1) each director and nominee for director, (2) the Chief Executive Officer and each of the four other most highly compensated executive officers of Mattel as of December 31, 2000, (3) all current directors and executive officers of Mattel as a group and (4) Jill
E. Barad, who was Mattel's Chairman and Chief Executive Officer for part of 2000. None of the individuals listed below own any Exchangeable Shares.

                                                         Amount  and Nature of
 Name of Beneficial Owner Position  with  Mattel        Beneficial Ownership(1)
 ------------------------ ----------------------        -----------------------
 Eugene P. Beard          Director....................            45,000(2)
 Dr. Harold Brown         Director....................            78,945(2)(3)
 Matthew C. Bousquette    President
                           Boys/Entertainment.........           924,512(2)
 Robert A. Eckert(4)      Chairman of the Board and
                           Chief Executive Officer....         1,842,734(2)(5)
 Kevin M. Farr            Chief Financial Officer.....           631,732(2)
 Adrienne Fontanella      President Girls/Barbie......           563,180(2)
 Neil B. Friedman         President Fisher-Price
                           Brands.....................         1,002,453(2)
 Tully M. Friedman        Director....................           135,000(2)(6)
 Ronald M. Loeb(7)        Director....................           203,795(2)
 Dr. Andrea L. Rich       Director....................            16,250(2)
 William D. Rollnick(7)   Director....................           330,070(2)
 Christopher A. Sinclair  Director....................            27,200(2)
 G. Craig Sullivan(8)     Director....................            29,600(2)(9)
 John L. Vogelstein       Director....................         1,285,000(2)
 Ralph V. Whitworth       Director....................         6,450,380(2)(10)
 All current Directors and
  Executive Officers,
  as a group (21 persons)..............................       14,382,765(11)
 Jill E. Barad(12)        Former Chief Executive
                           Officer....................         6,856,899(2)

--------
 (1) Except for Mr. Whitworth, who may be deemed to control approximately 1.5% of Mattel's common stock, no director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 31, 2001: Mr. Beard, 15,000; Dr. Brown, 35,000; Mr. Bousquette, 879,527; Mr. Eckert, 1,500,000; Mr. Farr,
     616,652; Ms. Fontanella, 527,000; Mr. Neil Friedman, 975,440; Mr. Tully
     M. Friedman, 35,000; Mr. Loeb, 120,000; Dr. Rich, 16,250; Mr. Rollnick, 85,000; Mr. Sinclair, 25,000; Mr. Sullivan, 15,000; Mr. Vogelstein, 35,000; Mr. Whitworth, 15,000; and Ms. Barad, 6,440,759.

 (3) 43,945 of these shares are held in the Harold and Colene Brown Family Trust, as to which Dr. Brown shares voting and investment authority with his spouse.

 (4) Mr. Eckert was elected Chairman of the Board and Chief Executive Officer effective May 16, 2000.

 (5) Includes 342,734 vested deferrable restricted stock units.

 (6) 100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

 (7) From February 3, 2000 through May 15, 2000, Mr. Loeb served as Acting Chief Executive Officer of Mattel and Mr. Rollnick served as Chairman of the Board of Mattel.

 (8) Mr. Sullivan was appointed a director of Mattel on March 1, 2001.

 (9) 10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan's spouse as trustee of the Maureen O'Brien Sullivan Living Trust dated May 14, 1993.

(10) 6,435,380 of these shares are held by various limited partnerships and managed accounts controlled by Relational Investors, LLC ("RILLC"). Mr. Whitworth is one of three managing members of RILLC and in that capacity he shares dispositive and voting authority with respect to the shares. Mr. Whitworth disclaims beneficial ownership of the shares held by entities controlled by RILLC, except to the extent of his pecuniary interest therein.

(11) The amount stated represents approximately 3.4% of the outstanding shares of common stock. The amount stated also includes an aggregate of 6,048,762 shares of common stock that may be acquired upon the exercise of options within 60 days following March 31, 2001, which represents approximately 1.4% of the outstanding shares of common stock.

(12) As of February 3, 2000, Ms. Barad no longer serves as Chairman and Chief Executive Officer of Mattel.

                                   PROPOSALS

  A total of three proposals, including one proposal by a stockholder, are set forth in this Proxy Statement. The Board of Directors considered each proposal on March 1, 2001, and the recommendation of the Board of Directors on each proposal is set forth herein. Mr. Sullivan was appointed to the Board of Directors on March 1, 2001 and did not participate in the votes of the Board concerning the proposals.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  Eleven directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast, pursuant to the enclosed proxy card, for such substitute nominee as may be nominated by the Board of Directors or an authorized committee thereof. Management presently believes that each of the persons named will be available to serve.

  No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, except that Mr. Eckert's employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board and Mattel's Bylaws provide that the Chairman of the Board shall be a director of Mattel. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board of Directors

  Information is set forth below concerning the nominees for election as directors. All of the nominees are incumbent directors. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 31, 2001, and the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

                                                                       Director
 Name                           Principal Occupation or Position   Age  Since
 ----                           --------------------------------   --- --------
 Eugene P. Beard.............  Employee/Advisor, The Interpublic    66   2000
                                Group of Companies, Inc. (also a
                                Director of Brown Brothers
                                Harriman 59 Wall Street Fund,
                                Bessemer Trust Company, Old
                                Westbury Funds and Listed
                                Company Advisory Committee to
                                the New York Stock Exchange
                                Board of Directors)

 Dr. Harold Brown............  Managing Director and Senior         73   1991
                                Advisor of E.M. Warburg, Pincus
                                & Co., LLC; Counselor, Center
                                for Strategic and International
                                Studies (also a Director of
                                Philip Morris Companies, Inc.
                                and Evergreen Holdings, Inc.)

 Robert A. Eckert............  Chairman of the Board and Chief      46   2000
                                Executive Officer of Mattel

                                                                       Director
 Name                           Principal Occupation or Position   Age  Since
 ----                           --------------------------------   --- --------
 Tully M. Friedman...........  Chairman and Chief Executive         59   1984
                                Officer of Friedman Fleischer &
                                Lowe, LLC, a private investment
                                firm (also a Director of Levi
                                Strauss & Co., McKesson HBOC,
                                Inc., The Clorox Company and
                                Archimedes Technology Group)

 Ronald M. Loeb..............  Senior Vice President and General    68   1970
                                Counsel, Williams-Sonoma, Inc.

 Dr. Andrea L. Rich..........  President and Director of the Los    57   1998
                                Angeles County Museum of Art

 William D. Rollnick.........  Former Chairman of the Board of      69   1984
                                Mattel; Retired Chairman and a
                                Director of Genstar Rental
                                Electronics, Inc.

 Christopher A. Sinclair.....  Managing Director of Manticore       50   1996
                                Partners, LLC and Operating
                                Partner of Pegasus Capital
                                Advisors, LP (also a Director of
                                Merisant, Inc. and the Venator
                                Group)

 G. Craig Sullivan...........  Chairman and Chief Executive         61   2001
                                Officer of The Clorox Company
                                (also a Director of Levi Strauss
                                & Co.)

 John L. Vogelstein..........  Vice Chairman of the Board,          66   1983
                                President and Director of E.M.
                                Warburg, Pincus & Co., LLC (also
                                a Director of ADVO, Inc., and
                                Journal Register Company)

 Ralph V. Whitworth..........  Managing Member, Relational          45   2000
                                Investors, LLC (also a Director
                                of Waste Management, Inc.,
                                Sirius Satellite Radio, Inc.,
                                Tektronix, Inc. and Apria
                                Healthcare Group, Inc., for
                                which he serves as Chairman of
                                the Board)

  Except as described below, each of the directors has served in the principal occupation or position indicated in the table for at least the past five years.

  Mr. Beard has served as an Employee/Advisor of the Interpublic Group of Companies since February 2000. Prior to that, he served as Vice Chairman-- Finance and Operations of The Interpublic Group of Companies since October 1995. Prior to that, he was Executive Vice President--Finance and Operations and Chief Financial Officer of The Interpublic Group of Companies for more than five years.

  Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America and a subsidiary of Philip Morris Companies Inc., from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

  Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

  Mr. Loeb has been Senior Vice President and General Counsel of Williams-Sonoma, Inc., a consumer products company, since June 1999. He served as Acting Chief Executive Officer of Mattel from February 2000 until May 2000. Prior to joining Williams-Sonoma, Inc., he was a senior partner of the law firm of Irell & Manella LLP for more than five years, becoming of counsel to the firm upon his retirement in September 1997.

  Dr. Rich has served as President and Chief Executive Officer of the Los Angeles County Museum of Art since November 1995. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, since 1991.

  Mr. Rollnick served as Chairman of the Board of Mattel from February 2000 until May 2000. Mr. Rollnick is also the retired Chairman and a Director of Genstar Rental Electronics, Inc.

  Mr. Sinclair has served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, since February 2001. He has also served as an Operating Partner with Pegasus Capital Advisors, LP, a private equity firm, since June 2000. Mr. Sinclair served as Chairman and Chief Executive Officer of Caribiner International, Inc. from January 1999 to January 2001. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

  Mr. Whitworth has been a Managing Member of Relational Investors, LLC, a private investment fund, since March 1996. Prior to that he served as president of Whitworth and Associates, a private advisory firm for more than five years. He is also a partner of Batchelder & Partners, Inc., a business consulting firm.

                             THE BOARD OF DIRECTORS

Meetings and Remuneration

  During 2000, the Board of Directors held ten meetings, and no director attended less than 75% of the aggregate of all Board of Directors meetings and of all meetings held by any committee of the Board of Directors on which he or she served.

  Non-employee members of the Board of Directors receive an annual retainer of $30,000 per year. Each non-employee committee chairman receives an additional annual fee of $4,000 per year and each non-employee committee member receives a fee of $1,500 per committee meeting attended. Directors may elect to defer all or part of their directors' fees under an arrangement that provides for the investment of such fees in common stock equivalents or in interest-bearing accounts. The distribution of such deferred amounts may be in a lump sum or installments over a period of years commencing on or after the individual ceases to be a director of Mattel. Pursuant to the terms of the Mattel 1996 Stock Option Plan, upon initial election to the Board of Directors, each new non-employee member of the Board of Directors receives options to purchase 15,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options are immediately exercisable and expire ten years from the date of grant; provided, however, that the options terminate 90 days after the director ceases to be a member of the Board of Directors unless the director ceases to be a member of the Board of Directors as a result of death or disability in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors. Upon each annual re-election, each non-employee member of the Board of Directors receives options to purchase an additional number of shares of common stock designed to recognize continued service on the Board of Directors. Directors with five or fewer years of service receive options to purchase 5,000 shares of common stock and directors with more than five years of service receive options to purchase 10,000 shares of common stock, each with an exercise price equal to the fair market value of such stock on the date of grant. The options vest annually over four years at a rate of 25% for each year, and such options expire ten years from the date of grant; provided, however, that such options terminate 90 days after the director ceases to be a member of the Board of Directors, unless the director ceases to be a member of the Board of Directors as a result of death or disability in which case the date is extended to one year from the date the director ceases to be a member of the Board of Directors.

  The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options. Under the policy, each non-employee member of the Board of Directors will have up to five years from the later of adoption of the policy in 1998 or joining the Board of Directors to attain target minimum levels of stock ownership. In addition, during their service on the Board of Directors, each non-employee member of the Board of Directors must either hold his or her options to purchase shares of common stock or, if exercised, must hold the underlying shares of common stock until he or she ceases to be a member of the Board of Directors.

  Mr. Rollnick served as Chairman of the Board of Mattel from February 3, 2000 to May 15, 2000, and was granted options to purchase 50,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options granted to Mr. Rollnick were immediately exercisable and are otherwise subject to the same terms and conditions described above regarding option grants to non-employee directors.

  Mr. Loeb served as Acting Chief Executive Officer of Mattel from February 3, 2000 to May 15, 2000, and was granted options to purchase 100,000 shares of common stock with an exercise price equal to the fair market value of such stock on the date of grant. The options granted to Mr. Loeb were immediately exercisable and are otherwise subject to the same terms and conditions described above regarding option grants to non-employee directors. For each of February, March, April and May of 2000 Mr. Loeb received $100,000 per month, for an aggregate of $400,000, in connection with his duties as Acting Chief Executive Officer, which was paid in a lump sum in January 2001.

  Mr. Eckert began his service as Chairman of the Board and Chief Executive Officer effective May 16, 2000. For a description of Mr. Eckert's compensation, see "Employment and Severance Agreements--Employment Agreement with Robert A. Eckert."

Committees

  Mattel's Audit Committee is chaired by Mr. Rollnick and includes Mr. Beard, Mr. Loeb, Dr. Rich and Mr. Vogelstein as members. Mr. Loeb was not a member of the Audit Committee from February to May 2000, the period during which he served as Acting Chief Executive Officer. Mr. Beard became a member of the Audit Committee in April 2000. Mr. Loeb rejoined the Audit Committee in June 2000 following a determination by the Board of Directors that there were exceptional circumstances such that Mr. Loeb's service on the Audit Committee was required in the best interests of Mattel and its stockholders despite the fact that Mr. Loeb had previously served as Acting Chief Executive Officer. During 2000, the Audit Committee held six meetings. The primary functions of the Audit Committee are to assist the Board of Directors in the selection, evaluation, payment, and, where appropriate, replacement of the outside auditor; to meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the audited financial statements with Mattel's management; and to discuss with the outside auditor and the Vice President-- Audit, at least annually, the adequacy and effectiveness of Mattel's accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

  Mattel has an Executive/Finance Committee chaired by Mr. Vogelstein that includes Messrs. Friedman, Loeb and Rollnick as members. Mr. Loeb became a member of the Executive/Finance Committee in February 2000. During 2000, the Executive/Finance Committee held seven meetings. The Executive/Finance Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

  Mattel has a Nominations/Corporate Governance Committee chaired by Mr. Loeb that includes Dr. Rich and Messrs. Friedman, Vogelstein and Whitworth as members. Mr. Whitworth became a member of the Nominations/Corporate Governance Committee in March 2000. During 2000, the Nominations/Corporate Governance Committee held two meetings. Its primary function is to make recommendations to the Board of Directors with respect to matters relating to the composition and membership of the Board of Directors and the Board's governance responsibilities. The Nominations/Corporate Governance Committee also works closely with the Chief Executive Officer and other members of Mattel's management to assure that Mattel is governed effectively and smoothly. Sitting as a nominating committee, it submits to the Board of Directors for consideration each nominee to be presented to the stockholders by the Board of Directors for election as a director at the annual meetings of stockholders, solicits recommendations and selects candidates to fill vacancies on the Board of Directors and presents to the Board of Directors its recommendations for committee assignments.

  Mattel has a Compensation/Options Committee chaired by Mr. Vogelstein that includes Messrs. Beard, Rollnick, Sinclair and Whitworth as members. Mr. Whitworth became a member of the Compensation/Options Committee in March 2000 and Mr. Beard became a member in April 2000. During 2000, the Compensation/Options Committee held seven meetings. The primary functions of the Compensation/Options Committee are to review and either to approve or recommend to the Board of Directors all forms of compensation to be provided to all executive officers of Mattel, and to act as an administrator of the stock option and incentive compensation plans for Mattel's employees.

  Mattel has a Foundation Committee chaired by Dr. Brown that includes Dr. Rich and Mr. Beard as members. During 2000, the Foundation Committee held two meetings. Dr. Rich became a member of the Foundation Committee in August 2000, and Mr. Beard became a member in March 2001. The members of this Foundation Committee also serve as the Board of Directors of the Mattel Children's Foundation. The Foundation Committee provides direction to and approves the budget and major expenditures for the Mattel Children's Foundation. Funded annually from Mattel's corporate profits, the Mattel Children's Foundation supports a variety of programs and organizations that primarily benefit children in need.

  Mattel has a Pension Committee chaired by Mr. Sinclair that includes Dr. Brown as a member. During 2000, the Pension Committee held two meetings. Its primary function is to oversee the operation of Mattel's pension and employee retirement and savings plans by reviewing investment and financial performance, the selection of investment managers, trustees and other fiduciaries, and monitoring the administration of the plans.

Compensation Committee Interlocks and Insider Participation

  During 2000, Messrs. Vogelstein, Beard, Rollnick, Sinclair and Whitworth served on the Mattel Compensation/Options Committee. There were no interlocks with other companies within the meaning of the Securities and Exchange Commission's proxy rules during 2000. None of the members of the Compensation/Options Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

                         REPORT OF THE AUDIT COMMITTEE

  To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee covering Mattel's fiscal year ended December 31, 2000, shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

  The Audit Committee of Mattel's Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange, provided that Mr. Loeb serves on the Audit Committee despite having served as Acting Chief Executive Officer of Mattel from February to May 2000. Mr. Loeb was not a member of the Audit Committee during the brief period during which he served as Acting Chief Executive Officer. In connection with the departure of Mattel's then-CEO, Jill E. Barad, on February 3, 2000, Mr. Loeb agreed to the request of the Board of Directors that he serve on an interim basis as the Acting CEO of Mattel. Mr. Loeb stepped down as Acting CEO on May 15, 2000, in connection with Mr. Eckert's appointment as Mattel's new CEO. Mr. Loeb had been a long-term, valued member of the Audit Committee prior to the time that Mattel's Board of Directors, due to unusual and exigent circumstances, asked him to serve as Acting CEO. After his service as Acting CEO ended, Mattel's Board of Directors determined that Mr. Loeb's unique situation presented exceptional circumstances pursuant to which his continued service on the Audit Committee was required in the best interests of Mattel and its stockholders.

  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A.

  The role of the Audit Committee is to oversee Mattel's financial reporting process on behalf of the Board of Directors. Management of Mattel has the primary responsibility for Mattel's financial statements as well as Mattel's financial reporting process, principles and internal controls. Mattel's independent auditors are responsible for performing an audit of Mattel's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Mattel.

  The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Mattel is compatible with maintaining the auditors' independence.

  The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of Mattel and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Mattel's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Mattel's auditors meet the applicable standards for auditor independence.

  Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          William D. Rollnick (Chairman)
                                          Eugene P. Beard
                                          Ronald M. Loeb
                                          Dr. Andrea L. Rich
                                          John L. Vogelstein

                  REPORT OF THE COMPENSATION/OPTIONS COMMITTEE

  The following Report of the Compensation/Options Committee covering Mattel's fiscal year ended December 31, 2000, and the performance graph that follows shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Neither the Report nor the Performance Graph that follows shall be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

  The Compensation/Options Committee, a committee composed entirely of directors who have never served as officers of Mattel, reviews and approves or recommends to the Board of Directors all forms of compensation to be provided to executive officers of Mattel, and acts as an administrator of the stock option and incentive compensation plans for Mattel's employees. In evaluating the performance of members of management, the Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Compensation/Options Committee met seven times during 2000.

Statement on Philosophy of Executive Compensation

  In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other senior executives of Mattel, the Compensation/Options Committee is guided by three basic principles:

  . Mattel must offer competitive salaries and other benefits to be able to attract, retain and motivate highly-qualified and experienced executive and other management personnel;

  . Cash compensation in excess of base salaries should be tied to Mattel's financial performance, individual performance or both; and

  . The financial interests of Mattel's senior executives should be aligned with the financial interests of the stockholders, primarily through equity incentives and short- and long-term incentive bonus plans.

Implementation of Philosophy

  From time to time, the Compensation/Options Committee retains the services of compensation consulting firms to assist Mattel in developing compensation incentive programs on an on-going basis. Such consultants have, at various times, provided data and advice to the Compensation/Options Committee with respect to aspects of the compensation paid to senior executives of Mattel, as well as long-term incentive concepts, annual incentive concepts, appropriate financial and other performance measures, peer group comparisons, stock option plans including premium price plans, dilution resulting from stock option grants and other matters. In 2000, a compensation consultant assisted the Compensation/Options Committee with regard to executive compensation, particularly the compensation of Mr. Eckert as provided in his employment agreement.

  In March 2001 the Board of Directors adopted a charter for the Compensation/Options Committee which provides, among other things, that the Committee may, at its discretion, utilize a compensation consultant or other professional or expert. The retention and, where appropriate, the termination of such compensation consultant shall be at the sole discretion of the Committee without the participation of any officer or other member of management of Mattel. The compensation consultant shall be "independent," meaning that it shall be free from any relationship with Mattel or its officers or other members of management (other than providing services to the Committee, Mattel, its officers or other members of management at the direction of the Committee) that the Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant.

  During 2000, the Compensation/Options Committee focused on the importance to Mattel of recruiting and retaining key senior executives during a period in which Mattel faced a variety of challenges. These challenges included disappointing results for Mattel's business in 1999, the departure of Ms. Barad and other members of Mattel's senior management team in early 2000 and the need to attract and hire senior executives. The Committee had two major goals in 2000, which was a time of uncertainty and management transition for Mattel: (1) retaining key existing executives of Mattel who had a demonstrated history of important contributions to Mattel, such as Mr. Bousquette, Ms. Fontanella, Mr. Friedman and Mr. Farr, and (2) attracting additional executive talent of exceptionally high quality with demonstrated excellence in leadership, such as Mr. Eckert. The goal of retention was met through a combination of salary raises, retention bonuses, short- and long-term incentive programs, equity incentives and retention loans. The goal of attracting exceptional new talent was met by offering a comprehensive package of salary and benefits, including short-and long-term incentive programs, equity incentives and retention loans, sufficient in the Committee's judgment to attract the highest quality of executive talent.

Base Salaries; Bonuses

  The Compensation/Options Committee establishes the base salaries of executive officers (other than officers having a title of President or Chief Executive Officer) at levels it determines are appropriate in light of the duties and scope of responsibilities of each officer's position. The Compensation/Options Committee reviews executive officer salaries regularly, usually at least once every 18 months, and makes adjustments as warranted to reflect continued individual contributions, sustained performance and competitive market factors. As to officers having the title of President or Chief Executive Officer, the Compensation/Options Committee makes recommendations regarding compensation to the Board of Directors. The Compensation/Options Committee measures individual contributions and performance against total annual compensation, including incentive awards, rather than against base salary alone.

  During the period between Ms. Barad's departure and Mr. Eckert's arrival, the Compensation/Options Committee recommended increasing the base salaries of Mr. Bousquette, Ms. Fontanella and Mr. Friedman from $500,000 to $850,000, in each case in recognition of their increased responsibilities after the departure of Ms. Barad and several other senior executives. The amount of the increases was determined by the Committee to be appropriate based on the unique situation of Mattel at the time and the crucial role of the executives in question. The Compensation/Options Committee also recommended increasing the base salary of Mr. Farr from $325,000 to $600,000 in connection with his promotion from Senior Vice President--Corporate Controller to Chief Financial Officer. Mattel paid special retention bonuses of $215,000 to each of Messrs. Bousquette and Friedman and Ms. Fontanella, and $60,000 to Mr. Farr, as part of a program of special retention incentives during the period between Ms. Barad's departure and Mr. Eckert's arrival. In the case of Messrs. Bousquette and Friedman and Ms. Fontanella, the bonuses were also in recognition of their participation in the Office of the Chief Operating Officer, which was created by the Board of Directors in February 2000 to assist in the management of Mattel in the absence of a permanent Chief Executive Officer.

Annual Incentives

  Under the Management Incentive Plan ("MIP"), participants may receive incentive compensation based upon the achievement of specific yearly company, division, affiliate, business unit and international subsidiary financial performance targets for Mattel, as well as individual performance. Under the MIP, the availability of funds for payment is based on Mattel's earnings per share, net of incentive bonuses. The company-wide performance targets, and the corporate group target, are based upon net operating profit after taxes ("NOPAT") less a charge on total capital. Performance targets for each business unit are based on operating profit less a charge for inventory attributable to the business unit and revenue goals. In determining individual awards under the MIP, the Compensation/Options Committee also considers individual accomplishments; provided that individual performance is not a component of the MIP for Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella or Mr. Friedman, in compliance with Internal Revenue Code Section 162(m). For 2000, the maximum amounts that executive officers were eligible to receive under the MIP ranged from 65% to 150% of base salary. Under the MIP formula, payments of $327,500, $426,300, $351,800 and $202,000 were made to Mr. Bousquette, Ms. Fontanella, Mr. Friedman and Mr. Farr, respectively, based on the performance of their business units and the Company overall.

Long-Term Incentive Plan

  Executive officers also participate in the Long-Term Incentive Plan ("LTIP") for the performance cycle beginning August 15, 2000 and ending December 31, 2002. In November 2000, the performance cycle previously in place, covering the years from 1999 through 2001, was terminated and replaced with the new 2000-2002 performance cycle because it was determined that, based upon Mattel's performance in 1999, the target incentives could not be met, and therefore were no longer an effective incentive. Awards under the LTIP are based on Mattel's financial performance over the performance cycle relative to performance targets relating to its long-range financial goals and are paid in the quarter following the end of the performance cycle. For the 2000-2002 performance cycle, the Compensation/Options Committee based the performance targets on NOPAT, less a charge on total capital. In November 2000, the Compensation/Options Committee established, in writing, the level of each executive's participation and target levels for the performance criteria that had to be achieved before incentive payments would be awarded under the LTIP. No awards were made under the LTIP in 2000.

Equity-Based Incentive Compensation

  The Mattel 1996 Stock Option Plan (the "1996 Plan") authorizes the Compensation/Options Committee to make grants and awards of stock options, stock appreciation rights, "restricted stock" and other stock-based awards. Stock options are granted under the 1996 Plan with an exercise price equal to the market price of Mattel's common stock on the date of grant and generally vest semi-annually over three years. This approach is designed to motivate management to increase stockholder value over the long-term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Compensation/Options Committee considers competitive practices, the duties and scope of responsibilities of each executive's position and the amount and terms of options already held by management. In 2000, options were granted to Mr. Eckert, Mr. Bousquette, Ms. Fontanella,

Mr. Friedman and Mr. Farr pursuant to the 1996 Plan. This included options for 3,000,000 shares granted to Mr. Eckert pursuant to the terms of his employment agreement.

  The 1997 Premium Price Stock Option Plan (the "PPO Plan") authorizes the Compensation/Options Committee to make grants and awards of stock options and tandem limited stock appreciation rights. Stock options are granted under the PPO Plan with an exercise price in excess of the market price of Mattel's common stock on the date of the grant. Options granted under the PPO Plan are exercisable and terminate at such time as may be determined by the Compensation/Options Committee. The primary purpose for the Compensation/Options Committee's granting of such premium price stock options is to provide strong incentive to increase Mattel's value during the term of the options. In 2000, options were granted to Ms. Fontanella, Mr. Bousquette, Mr. Friedman and Mr. Farr under the PPO Plan in the amounts of 500,000, 500,000, 500,000 and 200,000 shares, respectively.

  In February 2000, Mattel and each of Messrs. Bousquette and Friedman and Ms. Fontanella entered into amendments of their respective stock option grant agreements pursuant to which the stock options held at that time by such executives will be exercisable for the full term of the option in the event of, among other things, a termination without cause or a change of control. These amendments were designed to provide performance and retention incentives for key executives, particularly during the challenging period between Ms. Barad's departure and Mr. Eckert's hiring as Chief Executive Officer. Mr. Farr entered into a similar amendment in July 2000. This feature relating to the term of exercisability was also extended to Mr. Eckert with regard to the options granted to him at the commencement of his employment with Mattel.

  The Compensation/Options Committee believes that significant equity interests in Mattel held by its executives more closely align the interests of stockholders and management. In light of this belief and effective January 1, 1995, Mattel established stock ownership guidelines for senior executives. Those executives to whom the guidelines apply have up to five years to attain target minimum levels of stock ownership, based on an ascending scale commensurate with their level in Mattel. Compliance with these guidelines, while not mandatory, is taken into consideration when the Committee makes stock option grants.

Loans

  During 2000, Mr. Eckert received a $5.5 million loan from Mattel, which is due and payable in May 2003, with interest to accrue annually at 7% per annum. If Mr. Eckert is employed by Mattel on May 18, 2003, or if Mr. Eckert's employment is terminated for any reason other than for cause by Mattel or Mr. Eckert's resignation without good reason, the principal amount of the loan to Mr. Eckert and all accrued unpaid interest will be forgiven. In addition, if the loan is forgiven and Mr. Eckert continues to be employed by Mattel on May 18, 2004, Mr. Eckert will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if Mr. Eckert is required to pay taxes on such loan forgiveness before May 18, 2004, if Mr. Eckert is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Eckert is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Eckert will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Ms. Fontanella, Mr. Bousquette and Mr. Friedman each received a loan from Mattel on October 29, 1999, in the principal amount of $1 million and a second loan from Mattel on April 7, 2000 in the principal amount of $2 million, which are all due and payable in October 2002, with interest to accrue annually at 7% per annum. With respect to each executive, if he or she is employed by Mattel on October 29, 2002, or if such executive's employment is terminated for any reason other than for cause by Mattel or the executive's resignation without good reason, the principal amount of the loan to such executive and all accrued unpaid interest will be forgiven. In addition, if a loan is forgiven and the executive continues to be employed by Mattel on April 1, 2003, the executive will be given an additional payment to fully reimburse the executive for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if such executive is required to pay taxes on such loan forgiveness before April 1, 2003, if the executive is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if the executive is employed by Mattel on such date. If the loan is forgiven due to a change of control, the executive will be given an additional payment to fully reimburse him or her for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Mr. Farr received a loan from Mattel during February 2000 in the principal amount of $500,000 and another loan from Mattel during April 2000, also in the principal amount of $500,000. Each of the loans is due and payable in February 2003, with interest to accrue annually at 7% per annum. If Mr. Farr is employed by Mattel on February 3, 2003, or if Mr. Farr's employment is terminated for any reason other than for cause by Mattel or Mr. Farr's resignation without good reason, the principal amount of the loans to Mr. Farr and all accrued unpaid interest will be forgiven. In addition, if the loans are forgiven and Mr. Farr continues to be employed by Mattel on April 1, 2004, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes. Such payment will also be made earlier if Mr. Farr is required to pay taxes on such loan forgiveness before April 1, 2004, if Mr. Farr is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Farr is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  The purpose of the loans described above was to help ensure that Mattel will retain the services of these key executives during a time of management transition and business challenges. Each loan is designed to provide incentives for the executive to remain employed by Mattel for the full term of the loan. In each case, the amount of the loan or loans was determined taking into consideration the role and responsibilities of the executive.

Internal Revenue Code Section 162(m)

  As one of the factors in its review of compensation matters, the Compensation/Options Committee considers the anticipated tax treatment to Mattel and to its executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights or on whether such plans qualify as "performance-based" plans under the provisions of the tax laws. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation/Options Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation/Options Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m) of the Internal Revenue Code, as amended. The Compensation/Options Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Compensation of the Chief Executive Officer

  Mr. Eckert's Employment Agreement dated as of October 18, 2000, effective as of May 16, 2000, established the terms and conditions of his employment with Mattel, including a minimum base salary, minimum bonus, the minimum benefits to which he was entitled under the compensation plans available to Mattel's executive officers and payments or benefits he was entitled to upon termination of his employment. See "Employment and Severance Agreements" below. The Compensation/Options Committee typically reviews the base salary of the Chief Executive Officer at least every 18 months pursuant to the same policies the Committee uses to evaluate the base salaries of the other executive officers. Mr. Eckert's compensation was determined through a negotiated process between members of the Board of Directors and Mr. Eckert and his advisors. The Board sought to implement Mattel's compensation philosophy in the course of those negotiations. Mr. Eckert was at the time the President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America and a 23-year employee of Kraft. The Board viewed him as an outstanding Chief Executive Officer candidate. The base salary, guaranteed bonus, signing bonus and deferrable restricted stock unit elements of his compensation were viewed by the Board of Directors as competitive with or comparable to corresponding components of his then-current compensation at Kraft. The grant of stock options was designed to align his financial interests with those of stockholders, as the value of such options is directly dependent upon Mattel's stock performance. The company loan to Mr. Eckert was determined by the Board of Directors to be both a strong retention element and appropriate for an executive relocating to the Los Angeles area, which has a high cost of living and, in particular, a very high cost of residential housing. Various other elements of Mr. Eckert's employment agreement, including his participation in the MIP, the LTIP and the SERP, are consistent with Mattel's current practices for senior executives.

  The Board of Directors received comparative data from an outside compensation consultant on components of Mr. Eckert's compensation package. Such data included information on comparable consumer products companies.

  Ms. Barad's service as Chief Executive Officer of Mattel ended on February 3, 2000. Ms. Barad's Amended and Restated Employment Agreement dated as of January 1, 1997 established the terms and conditions of her employment with Mattel, including a minimum base salary, the minimum benefits to which she was entitled under the compensation plans available to Mattel's executive officers and payments or benefits she was entitled to upon termination of her employment. Mattel's separation agreement with Ms. Barad supplemented and augmented the terms of Ms. Barad's employment agreement. Mattel was obligated to honor the terms of Ms. Barad's employment agreement; beyond the terms dictated by the employment agreement, additional terms of the separation were negotiated between Mattel and Ms. Barad. These negotiations took into account Ms. Barad's agreement to certain confidentiality and non-competition provisions and her agreement to provide Mattel with certain releases. See "Employment and Severance Agreements" below.

  Mr. Loeb served as Acting Chief Executive Officer of Mattel from February 3, 2000 to May 15, 2000. In consideration of his service as Acting CEO, Mr. Loeb was awarded an option in February 2000 to buy 100,000 shares of Mattel's common stock at $10.50 per share, and he was paid $100,000 per month for each of February, March, April and May 2000.

                                          COMPENSATION/OPTIONS COMMITTEE

                                          John L. Vogelstein (Chairman)
                                          Eugene P. Beard
                                          William D. Rollnick
                                          Christopher A. Sinclair
                                          Ralph V. Whitworth

                               PERFORMANCE GRAPH

  In prior years Mattel has used as its peer group the Dow Jones Entertainment, Recreation Products and Toys groups, which in the year 1999 consisted of the following 11 companies: Brunswick Corp.; Carnival Corp.; The Walt Disney Company; Eastman Kodak Co.; Electronic Arts, Inc.; Harley Davidson, Inc.; Hasbro, Inc.; International Game Technology Corp.; Royal Carribean Cruises, Ltd.; Time Warner, Inc.; and Viacom, Inc. (the "1999 Peer Group"). In 2000, the Dow Jones launched the Dow Jones Total Market Index, which incorporates a new global industry classification structure. The Dow Jones Entertainment, Recreation Products & Services and Toys groups are now subgroups within Dow Jones' Global Indexes. The list of companies currently appearing in these subgroups bears little resemblance to the 1999 Peer Group. As of March 26, 2001, these subgroups consisted of an aggregate of 89 companies, many of which are not traded on United States stock exchanges. As a result, there would be considerable discontinuity from previous years if Mattel were to continue to use these subgroups as a peer group. Furthermore, Mattel believes that comparison to a published industry index of consumer products companies listed on United States stock exchanges, such as the S&P Consumer Goods Index, may be more appropriate than comparison to the international Dow Jones subgroups. Accordingly, the following graph compares the performance of Mattel common stock with that of the S&P 500 Index and the S&P Consumer Goods Index. A comparison to the performance of the 1999 Peer Group is also included. The Cumulative Total Return listed below assumes an initial investment of $100 and reinvestment of dividends.

                Comparison of Five Year Cumulative Total Return
  Mattel, Inc., S&P 500, S&P Consumer Goods Index and 1999 Peer Group 1995 to
                                      2000

                        [PERFORMANCE GRAPH APPEARS HERE]

CUMULATIVE TOTAL RETURN             1995  1996    1997    1998    1999    2000
-----------------------             ---- ------- ------- ------- ------- -------
S&P 500............................ $100 $122.96 $163.98 $210.84 $255.22 $231.98
S&P Consumer Goods Index........... $100 $119.69 $164.27 $221.00 $222.13 $242.14
1999 Peer Group.................... $100 $111.94 $148.17 $202.95 $229.42 $184.27
Mattel, Inc........................ $100 $113.80 $154.07 $ 98.16 $ 55.83 $ 62.88

                           SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning total compensation earned or paid to each person who served as the Chief Executive Officer or Acting Chief Executive Officer during 2000 and the four other most highly compensated executive officers of Mattel who served in such capacities on December 31, 2000 (the "Named Executive Officers"), for service during each of the last three fiscal years.

                                                                         Long-Term Compensation
                                                                  ---------------------------------------
                                     Annual Compensation                    Awards               Payouts
                              ---------------------------------   ----------------------------- ---------
                                                      Other
                                                      Annual       Restricted      Securities     LTIP     All Other
   Name and                                Bonus   Compensation   Stock Awards     Underlying    Payout   Compensation
Principal Position       Year Salary ($)  ($)(1)       ($)            ($)        Options (#)(2)    ($)       ($)(3)
------------------       ---- ---------- --------- ------------   ------------   -------------- --------- ------------
Robert A. Eckert(4)..... 2000   788,986  4,034,874   118,872(5)    7,711,516(6)    3,000,000          --       73,112
 Chairman of the Board
 and Chief Executive
 Officer

Matthew C. Bousquette... 2000   756,986    542,500    60,654(7)          --        1,000,000          --       68,876
 President               1999   438,464    250,000       --              --          395,630          --       40,712
 Boys/Entertainment      1998   291,647    160,000       --              --              --       244,776      24,562

Kevin M. Farr(8)........ 2000   568,269    262,000       --              --          600,000          --       52,332
 Chief Financial Officer 1999   286,542    200,000       --              --              --           --       27,121
                         1998   249,246        --    102,965             --              --       122,388      23,197

Adrienne Fontanella..... 2000   756,986    641,300    97,203(9)          --        1,000,000          --       69,001
 President               1999   430,769    565,000   173,477             --          500,000          --       39,375
 Girls/Barbie            1998   232,319     75,000       --              --           50,000          --       18,976

Neil B. Friedman........ 2000   756,986    566,800       --              --        1,000,000          --       34,008
 President               1999   442,308    250,000       --              --          224,560          --       22,385
 Fisher-Price Brands     1998   350,000        --        --              --              --           --       17,901

Ronald M. Loeb(10)...... 2000   452,000        --        --              --          110,000          --          --
 Director and Former
 Acting Chief Executive
 Officer

Jill E. Barad(11)....... 2000   129,231        --     71,384(12)         --              --           --   39,497,486
 Former Chairman of the  1999 1,307,693        --    104,985             --              --           --      136,751
 Board and Chief         1998 1,263,465    500,000       --              --              --     2,855,720     131,756
 Executive Officer

--------
 (1) Mr. Eckert's bonus for 2000 represents a payment of $1,250,000 guaranteed under his employment agreement, as well as a signing bonus of $2,784,874 in consideration of compensation forfeited by him upon leaving Kraft Foods, Inc. Bonus awards for Mr. Bousquette, Ms. Fontanella, Mr. Friedman and Mr. Farr for 2000 include awards payable under the Management Incentive Plan based on the performance of Mattel and, with regard to Mr. Bousquette, Ms. Fontanella and Mr. Friedman, based on the performance of the executive's respective business unit. These awards totalled $327,500, $426,300, $351,800 and $202,000 for Mr. Bousquette, Ms.
     Fontanella, Mr. Friedman and Mr. Farr, respectively. In addition, bonus awards in 2000 for Mr. Bousquette, Ms. Fontanella, Mr. Friedman and Mr. Farr include special retention bonuses in the amount of $215,000, $215,000, $215,000 and $60,000, respectively, for their continued commitment to Mattel during a time of management transition and business challenges.

 (2) 2000 amounts include the following: (a) options granted to Mr. Eckert pursuant to the 1996 Plan to purchase 3,000,000 shares of common stock, with an exercise price of $11.25 per share; (b) options granted to Ms. Fontanella, Mr. Bousquette, Mr. Friedman and Mr. Farr pursuant to the 1996 Plan to purchase 500,000, 500,000, 500,000 and 400,000 shares of common stock, respectively, with an exercise price of $10.375 per share; (c) options granted to Mr. Loeb pursuant to the 1996 Plan to purchase 100,000 shares of common stock, with an exercise price of $10.50 per share; and (d) options granted to Ms. Fontanella, Mr. Bousquette, Mr. Friedman and Mr. Farr pursuant to the PPO Plan to purchase 500,000, 500,000, 500,000 and 200,000 shares of common stock, respectively, with an exercise price of $11.875 per share. In addition, during 2000, Mr. Loeb received 10,000 options to buy Mattel common stock in respect of his service as a director of Mattel. See "The Board of Directors--Meetings and Remuneration."

 (3) 2000 amounts consist of the taxable portion of premiums on life insurance provided by Mattel for Mr. Eckert, Mr. Bousquette, Ms. Fontanella, Mr. Friedman, Mr. Farr and Ms. Barad of $805, $770, $895, $3,415, $1,187 and
     $4,142, respectively, and contributions to Mattel's Personal Investment Plan and PIP Excess Plan of $72,308, $68,105, $29,731, $51,145 and
     $12,923, respectively. 2000 amounts for Ms. Barad also include the following items specified by the terms of her severance agreement with
     Mattel: $78,000 fair market value of country club membership assigned to Ms. Barad; $1,067,450 distribution from the SERP; $253,744 of tax gross-up on SERP payments; $8,533,483 consisting of forgiveness of loans made to Ms. Barad by Mattel and the accrued interest on such loans; $26,425,000 of severance payments; and $3,323,358 of tax gross-up on forgiven loans.

 (4) Mr. Eckert joined Mattel in May 2000, and therefore the 2000 salary amount represents a partial year.

 (5) Includes $104,561 of taxable relocation expenses relating to Mr. Eckert's relocation to the Los Angeles area in connection with the commencement of his employment with Mattel.

 (6) Mr. Eckert was granted 685,468 deferrable restricted stock units pursuant to the terms of his employment agreement, effective as of May 16, 2000. The amount stated in the table is the value on the date of grant, calculated by multiplying the closing price of Mattel's common stock on May 16, 2000 by the number of deferrable restricted stock units granted. The closing price of Mattel's common stock on May 16, 2000 was $11.25 per share. The grant of deferrable restricted stock units was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving Kraft Foods, Inc. On each of June 30, 2000, January 31, 2001, January 31, 2002 and June 30, 2008, twenty-five percent of the deferrable restricted stock units granted to Mr. Eckert will vest. The shares issuable as a result of the vesting of such deferrable restricted stock units will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or (B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert's base salary in any year, as determined by the reasonable belief of the Compensation/Options Committee. Dividends are not paid on the deferrable restricted stock units. The value at December 31, 2000 of the 514,101 deferrable restricted stock units that were not vested at that time was $7,422,590; this dollar value is based upon the closing price of Mattel's common stock on December 29, 2000, the last trading day of the year, which was $14.438 per share.

 (7) Includes a $31,573 distribution of compensation earned in prior years but deferred under Mattel's Deferred Compensation Plan.

 (8) Mr. Farr was promoted to Chief Financial Officer of Mattel effective February 14, 2000.

 (9) Includes value of services under senior executive financial advisory program, attorneys fees relating to negotiation of employment agreement, value of participation in company car program, gain on purchase of company car and associated tax gross-ups on certain of such items.

(10) Mr. Loeb served as Acting Chief Executive Officer from February 3, 2000 to May 15, 2000 and as a director throughout the year 2000. Except as otherwise indicated, the amounts shown constitute compensation received by Mr. Loeb in respect of his service as Acting Chief Executive Officer.
     Mr. Loeb received $52,000 in cash in respect of his service as a director during 2000 ($30,000 as an annual retainer for his service as a director, $4,000 as an annual fee for his service as Chairman of the Nominations/Corporate Governance Committee and $18,000 for committee meetings attended).

(11) As of February 3, 2000, Ms. Barad no longer served as Chairman of the Board and Chief Executive Officer of Mattel.

(12) Includes a $33,500 gain on the purchase of Ms. Barad's company-provided automobile.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                     Individual Grants
                        ----------------------------------------------
                                       % of Total
                        Number of     Options/SARs Exercise            Grant Date
                        Securities     Granted to  or Base              Present
                        Underlying    Employees in  Price   Expiration Value ($)
         Name            Options      Fiscal Year   ($/Sh)     Date       (1)
         ----           ----------    ------------ -------- ---------- ----------
Robert A. Eckert......  3,000,000(2)      16.8       11.25   05/16/10  15,630,000
Matthew C. Bousquette.    500,000(3)       2.8      10.375   02/01/10   2,546,850
                          500,000(4)       2.8      11.875   03/30/10   1,495,000
Kevin M. Farr ........    400,000(3)       2.2      10.375   02/01/10   2,037,480
                          200,000(4)       1.1      11.875   03/30/10     598,000
Adrienne Fontanella...    500,000(3)       2.8      10.375   02/01/10   2,546,850
                          500,000(4)       2.8      11.875   03/30/10   1,495,000
Neil B. Friedman......    500,000(3)       2.8      10.375   02/01/10   2,546,850
                          500,000(4)       2.8      11.875   03/30/10   1,495,000
Ronald M. Loeb........    100,000(5)       0.6       10.50   02/03/10     515,510
                           10,000(6)       0.1     14.6875   06/07/10      68,020
Jill E. Barad.........        --           --          --         --

--------
(1) Amounts shown are estimates of the present value of the options calculated using a variation of the Black-Scholes pricing model based on the assumptions set forth in the notes below. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown.

(2) This award of nonqualified stock options was made pursuant to the 1996 Plan on May 16, 2000, with an exercise price of $11.25 per share, which was the closing price per share of Mattel common stock on the date of grant. The options vest and become exercisable as follows: with respect to 25% of the shares, on May 16, 2000, and with respect to an additional 25% of the shares, on each of May 16, 2001, May 16, 2002 and May 16, 2003. The options will expire on May 16, 2010. The 1996 Plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options. Furthermore, by agreement with the optionee, in the event that the employment of the optionee with Mattel is terminated by Mattel without cause, by the optionee with good reason, by the optionee following a change of control, or by reason of the optionee's death or disability, all of such optionee's options become immediately exercisable and the optionee will have ten years from the date of grant to exercise the options. Grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.11% risk-free rate; 10 year option term; 0.47% dividend yield; 26.85% volatility factor; and the respective exercise price as set forth in the table above.

(3) These awards of nonqualified stock options were made pursuant to the 1996 Plan on February 1, 2000, with an exercise price of $10.375 per share, which was the closing price per share of Mattel common stock on the date of grant. The options vest and become exercisable as follows: with respect to 10% of the shares, on August 1, 2000, with respect to an additional 10% of the shares, on February 1, 2001, and with respect to an additional 20% of the shares, on each of August 1, 2001, February 1, 2002, August 1, 2002 and February 1, 2003. The options will expire on February 1, 2010. The 1996 Plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options. Furthermore, by agreement with the optionee, in the event that the employment of the optionee with Mattel is terminated by Mattel without cause, by the optionee with good reason, by the optionee following a change of control, or by reason of the optionee's death or disability, all of such optionee's options become immediately exercisable and the optionee will have ten years from the date of grant to exercise the options. Grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.11% risk-free rate; 10 year option term; 0.47% dividend yield; 30.49% volatility factor; and the respective exercise price as set forth in the table above.

(4) These awards of nonqualified stock options were made pursuant to the PPO Plan on March 30, 2000, with an exercise price in excess of 15% more than the closing price of Mattel's common stock on the date of grant (such closing price was $10.3125 per share). The options were subject to being forfeited if the fair market value of Mattel's common stock failed to reach the exercise price of the options on at least one trading day in the first year after the date of grant. The fair market value of Mattel's common stock did in fact reach the exercise price on April 5, 2000. The options vest and become exercisable as follows: with respect to 10% of the shares, on October 5, 2000, with respect to an additional 10% of the shares, on April 5, 2001, with respect to an additional 20% of the shares, on October 5, 2001, and with respect to an additional 20% of the shares, on each of April 5, 2002, October 5, 2002 and April 5, 2003. Furthermore, 50% of the options vest and become exercisable if the fair market value of the common stock is equal to or greater than $15.00 per share on at least one trading day during the term of the options. The fair market value of the common stock did in fact reach $15.00 on June 8, 2000. Additionally, 100% of the options vest and become exercisable if the fair market value of the common stock is equal to or greater than $20.00 per share on at least one trading day during the term of the options. Even if vested, such options will expire on March 30, 2010. The PPO Plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options. Moreover, by agreement with the optionee, (a) upon a change of control, or if the optionee's employment with Mattel is terminated due to death, disability, retirement or a termination by Mattel without cause, 100% of the options will become exercisable, and (b) if the optionee's employment with Mattel is terminated by Mattel without cause, by the optionee with good reason, by the optionee following a change of control or as a result of the optionee's death or disability, the optionee will have ten years from the date of grant to exercise the options. Grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.99% risk-free rate; 10 year option term; 3.50% dividend yield; 45.50% volatility factor; 26.3% risk of forfeiture; and the respective exercise price as set forth in the table above.

(5) This award was made pursuant to the 1996 Plan on February 3, 2000 in consideration of Mr. Loeb's service as Acting CEO. Nonqualified stock options were granted under the 1996 Plan with an exercise price of $10.50 per share, which was the closing price per share of Mattel common stock on the date of grant. 100% of the options vested and became exercisable on the date of grant. The options will expire on February 3, 2010, provided that the options will terminate 90 days after Mr. Loeb ceases to be a member of the Board of Directors, for whatever reason. Grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.11% risk-free rate; 10 year option term; 0.47% dividend yield; 30.49% volatility factor; and the respective exercise price as set forth in the table above.

(6) This award was made pursuant to the 1996 Plan on June 7, 2000. This award was made in respect of Mr. Loeb's service as a director and not as consideration for his service as Acting CEO. See "Board of Directors-- Meetings and Remuneration." Grant date present value calculated using a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 5.11% risk-free rate; 10 year option term; 0.47% dividend yield; 26.85% volatility factor; and the respective exercise price as set forth in the table above.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                     Values

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised   In-the-Money Options/SARs
                                                         Options/SAR's at                 at
                                                             FY-End(#)                FY-End($)(1)
                         Shares Acquired    Value    ------------------------- -------------------------
          Name           on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ----------- ----------- ------------- ----------- -------------
Robert A. Eckert........        --            --        750,000    2,250,000    2,391,000    7,173,000
Matthew C. Bousquette...        --            --        772,027    1,055,630      972,050    2,340,950
Kevin M. Farr...........        --            --        550,402      446,250      470,251    1,667,720
Adrienne Fontanella.....        --            --        415,750    1,181,250      972,050    2,340,950
Neil B. Friedman........        --            --        875,440      874,560      972,050    2,340,950
Ronald M. Loeb..........        --            --        120,000       20,000      393,800          --
Jill E. Barad...........        --            --      6,440,759          --           --           --

--------
(1) This table gives information for options exercised by each of the Named Executive Officers in 2000 and the value of unexercised in-the-money options at the fiscal year-end. The value of unexercised in-the-money options/SARs at FY-end is calculated based on the market value of the underlying common stock, minus the exercise price, and assumes sale of the underlying common stock on December 31, 2000, at a price of $14.438 per share, the fair market value of Mattel's common stock on such date.

                           LONG-TERM INCENTIVE PLANS
                         Awards In Last Fiscal Year(1)

                                         Performance   Estimated Future Payouts
                                          Or Other    Under Non-Stock Price-Based
                            Number of      Period                Plans
                          Shares, Units     Until    -----------------------------
                         Or Other Rights Maturation  Threshold  Target    Maximum
Name                           (#)        Or Payout     ($)       ($)       ($)
----                     --------------- ----------- --------- --------- ---------
Robert A. Eckert........        --        12/31/02   2,000,000 4,000,000 8,000,000
Matthew C. Bousquette...        --        12/31/02     750,000 1,500,000 3,000,000
Kevin M. Farr...........        --        12/31/02     500,000 1,000,000 2,000,000
Adrienne Fontanella.....        --        12/31/02     750,000 1,500,000 3,000,000
Neil B. Friedman........        --        12/31/02     750,000 1,500,000 3,000,000
Ronald M. Loeb..........        --           --            --        --        --
Jill E. Barad...........        --           --            --        --        --

--------
(1) For purposes of determining bonuses payable under Mattel's LTIP for the performance cycle beginning August 15, 2000 and ending December 31, 2002, in November 2000 the Compensation/Options Committee established the participation levels for each of Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella, and Mr. Friedman and the LTIP performance objectives. The performance objectives are based on NOPAT less a charge on total capital.

                                RETIREMENT PLANS

  The Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the "SERP") was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999. An employee must be selected by the Chief Executive Officer in order to participate in the SERP. Mr. Eckert, Mr. Bousquette, Ms. Fontanella, Mr. Neil Friedman and Mr. Farr participate in the SERP. Under the SERP, in most cases a vested participant with five to 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant's final average compensation (the average annual compensation during the final three years of employment), multiplied by (2) a fraction, not in excess of one, equal to the number of months of service credited to the participant divided by 180. In most cases, a vested participant with more than 15 years of service will be entitled to a yearly benefit for his or her lifetime beginning at age 60 equal to (1) 25% of the participant's final average compensation, plus (2) an additional 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%. A participant vests upon completing five years of service and attaining age 55. The compensation used in determining final average compensation under the SERP is the participant's base salary plus bonuses paid under the MIP. The SERP is currently unfunded.

  The following table shows the estimated annual benefit that would be payable to participants in the SERP at age 60.

                          Approximate Annual Retirement Benefits Retiring at
                                                Age 60
                         -------------------------------------------------------------
          Final          5 Years
         Average            of          10 Years of       15 Years of        20 Years
       Compensation      Service          Service           Service         of Service
       ------------      -------        -----------       -----------       ----------
       $  300,000        $ 25,000        $ 50,000          $ 75,000         $  105,000
          400,000          33,333          66,667           100,000            140,000
          500,000          41,667          83,333           125,000            175,000
          750,000          62,500         125,000           187,500            262,500
        1,000,000          83,333         166,667           250,000            350,000
        2,000,000         166,667         333,333           500,000            700,000
        3,000,000         250,000         400,000           750,000          1,050,000

  At December 31, 2000, final average compensation under the SERP for Mr. Eckert, Ms. Fontanella, Mr. Bousquette, Mr. Farr and Mr. Friedman was $262,820, $505,837, $560,691, $386,352 and $592,276, respectively, and the years of service with Mattel were 0.6, 4.6, 7.0, 9.2 and 3.6, respectively. The SERP benefit is computed as a lifetime payment and is not reduced for Social Security.

  Mr. Neil Friedman also participates in the Fisher-Price Pension Plan and Fisher-Price Deferral and Compensation Adjustment Benefit Plan. Under the Fisher-Price Pension Plan, a participant accrues a benefit each year equal to 1.4% of compensation plus 0.4% of compensation in excess of 150.1% of Social Security covered compensation. Compensation includes base salary and bonus paid under the MIP. The benefit is payable at age 65 as an unreduced lifetime payment and is not reduced for Social Security. The Fisher-Price Deferral and Compensation Adjustment Benefit Plan makes up for benefits that cannot be provided under the Fisher-Price Pension Plan due to the limitation on pensionable pay under section 401(a)(17) of the IRS Code. Mr. Friedman's projected annual benefit, assuming level continuation of compensation, payable at normal retirement age is $126,271.

  In addition, pursuant to amendments, each dated July 20, 2000, to the respective employment agreements of Ms. Fontanella and Mr. Bousquette, in the event that the employment of

Ms. Fontanella or Mr. Bousquette, respectively, is terminated by Mattel without cause or by the executive for good reason after the executive has attained fifty-two years of age, the executive's benefits under the SERP will be fully vested. Furthermore, pursuant to an amendment dated November 14, 2000 to Mr. Friedman's employment agreement, in the event that Mr. Friedman's employment is terminated by Mattel without cause, by Mr. Friedman for good reason or by Mr. Friedman as a result of his retirement after the age of 55, his benefits under the SERP will be fully vested and, in lieu of the payments provided under the SERP, he will be entitled to an annual benefit of $300,000 for his lifetime, regardless of his years of service, age, actual compensation or average compensation. Mr. Friedman also agreed in this amendment that he had no intention, other than a result of physical limitations beyond his control, to retire prior to the age of 58.

  For a discussion of provisions of Mr. Eckert's employment agreement relating to the SERP, see "Employment and Severance Agreements--Employment Agreement with Robert A. Eckert."

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

  Mattel has entered into employment agreements with each of Mr. Eckert, Mr. Bousquette, Mr. Farr, Ms. Fontanella and Mr. Friedman in order to help assure their continued service. Mr. Eckert entered into an employment agreement dated October 18, 2000 and effective as of May 16, 2000, as described below. Mr. Farr entered into an amended and restated employment agreement dated March 28, 2000, as described below. Each of Mr. Bousquette, Ms. Fontanella and Mr. Friedman entered into employment agreements dated as of January 31, 2000, and effective as of April 1, 1999. Ms. Barad no longer serves as an executive of Mattel and has entered into the severance agreement described below.

  Employment Agreement with Robert A. Eckert. Mattel entered into an employment agreement with Mr. Eckert on October 18, 2000, effective as of May 16, 2000, which contains the terms of Mr. Eckert's employment with Mattel and which replaces the letter of intent entered into between Mattel and Mr. Eckert on May 16, 2000.

  The employment agreement provides that Mr. Eckert will serve as Chairman of the Board of Directors and Chief Executive Officer of Mattel and that he will be nominated for election as a director of Mattel. The initial term of Mr. Eckert's employment runs until June 30, 2003. However, each day after June 30, 2000, the term of Mr. Eckert's employment will be automatically extended by one day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended. The employment agreement provides that Mr. Eckert will receive a base salary of $1.25 million per year in 2000, and that such base salary will be reviewed no less than once every 18 months and may be increased at any time. Mr. Eckert also received a signing bonus of approximately $2.8 million to compensate him for a management bonus he forfeited by leaving Kraft Foods, Inc.

  The employment agreement provides that Mr. Eckert will participate in and be eligible for bonuses in such annual bonus plans and programs, such as the Mattel Management Incentive Plan (the "MIP"), as may be in effect from time to time. Mr. Eckert's annual target bonus under the MIP and other bonus plans will equal at least 100% of his base salary and his maximum bonus will equal at least 200% of his base salary. Unless Mr. Eckert's employment is terminated for cause prior to the time MIP bonuses are paid with respect to performance during 2000, Mr. Eckert is guaranteed a minimum 2000 MIP bonus equal to at least 100% of his annual base salary, without proration. The employment agreement provides that Mr. Eckert will also participate and be eligible for bonuses under such long term bonus plans and programs, such as the Mattel Long-Term Incentive Plan (the "LTIP"), as may be in effect from time to time. The threshold bonus amount payable to Mr. Eckert under the LTIP for the 2000-2002 performance cycle is $2.0 million, the target bonus amount is $4.0 million, and the maximum bonus amount is $8.0 million. Mr. Eckert's participation in any subsequent LTIP performance cycles will be consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel. Mr. Eckert is eligible to participate in any other incentive plans or programs in effect from time to time with respect to other executives of Mattel.

  The employment agreement provides that Mr. Eckert will participate, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans or other fringe benefits, including a leased automobile, car and driver, personal and home security, financial counseling and tax preparation services and club memberships and dues, offered by Mattel from time to time. In addition to any group or executive life insurance benefits, Mattel must maintain life insurance which will pay Mr. Eckert's beneficiaries a death benefit equal to three times his initial base salary. The employment agreement also provides that Mattel will pay all costs of relocation of Mr. Eckert and his family to California, including temporary living expenses and the opportunity to sell his former residence at appraised value through a relocation firm. Mr. Eckert will also be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to relocation payments from Mattel and with respect to such taxes.

  Upon termination of Mr. Eckert's employment, he will be entitled to receive a supplemental retirement benefit under the SERP for his life which, when added to any benefits payable to Mr. Eckert under all retirement plans of Mattel, will produce an aggregate annual pension benefit payable at age 60 which is not less than 35% of the greater of (1) Mr. Eckert's average annual compensation (salary and annual bonus program bonuses) computed with reference to certain years preceding termination or (2) $2.5 million (the "SERP Benefits"). In the event Mr. Eckert's employment is terminated prior to age 60 for any reason other than termination by Mattel for cause or resignation by Mr. Eckert without good reason, Mr. Eckert will be entitled to the SERP Benefits. In the event Mr. Eckert's employment is terminated by Mattel other than for cause or disability or if Mr. Eckert resigns for good reason, then for the purpose of determining Mr. Eckert's annual compensation for purposes of calculating the SERP Benefits, Mr. Eckert's average annual compensation shall be calculated as if Mr. Eckert had remained employed by Mattel for three additional years and had received for each of those years a base salary at the rate in effect at the time notice of termination was given and a certain amount in respect of bonus. Additionally, in the event Mr. Eckert's employment is terminated prior to age 60 by Mattel for cause or Mr. Eckert resigns without good reason, the amount of SERP Benefits will be reduced by 3% for each full year during the period between such termination or resignation and Mr. Eckert's sixtieth birthday; and in the event such a termination or resignation occurs prior to the fifth anniversary of the commencement of Mr. Eckert's employment with Mattel, the amount of the SERP Benefits, as reduced under the preceding clause, will be further pro-rated by multiplying such amount by a fraction the numerator of which is the number of months Mr. Eckert was employed by Mattel and the denominator of which is 60. In the event Mr. Eckert's employment is terminated prior to age 60, Mr. Eckert may elect to begin to receive SERP Benefits prior to age 60, however the SERP Benefits will be subject to reduction of 3% for each full year that SERP Benefits are commenced prior to age 60. In the event Mr. Eckert's employment is terminated as a result of a change of control of Mattel, the 3% discount for early commencement will be measured from age 55. In the event of Mr. Eckert's death before the SERP Benefits become payable, his wife will receive a survivor annuity for her life equal to 50% of the amount which would have been payable to Mr. Eckert if he had resigned for good reason immediately prior to the date of his death and elected to commence his SERP Benefits immediately. Any such survivor benefit will be reduced by the amount of any pre-retirement survivor benefit payable to Mr. Eckert's wife under Mattel's qualified and nonqualified defined benefit retirement plans.

  The employment agreement provides for an initial grant to Mr. Eckert of options to purchase three million shares of Mattel common stock with an exercise price per share equal to $11.25, which was the fair market value of Mattel's common stock on May 16, 2000, the date Mr. Eckert began employment with Mattel. Twenty-five percent of the options granted to Mr. Eckert were immediately vested and exercisable and an additional twenty-five percent of such options will become vested and exercisable upon each of May 16, 2001, 2002 and 2003. The options were granted under the Mattel

1996 Stock Option Plan, as amended, and will expire ten years from the date of grant. The employment agreement also provides for a grant of 685,468 deferrable restricted stock units. The grant was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving Kraft Foods, Inc. On each of June 30, 2000, January 31, 2001, January 31, 2002 and June 30, 2008, twenty-five percent of the deferrable restricted stock units granted to Mr. Eckert will vest. The shares issuable as a result of the vesting of such deferrable restricted stock units will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or (B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert's base salary in any year, as determined by the reasonable belief of the Compensation/Options Committee. Mr. Eckert will also be eligible to receive future grants under Mattel's stock option plans and other stock incentive programs consistent with competitive pay practices generally and with awards made to other senior executives of Mattel.

  The employment agreement provides that Mattel may terminate Mr. Eckert's employment for "cause," as defined in the employment agreement, if two-thirds of the independent directors of the Board determine that "cause" exists. Mr. Eckert may terminate his employment if "good reason" exists, as defined in the employment agreement. "Good reason" includes, among other things, any change in Mr. Eckert's duties, authority or responsibility that is inconsistent with his position as described in the employment agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that Mr. Eckert be based outside of Los Angeles, in each case without his consent.

  If Mr. Eckert's employment is terminated for cause or if he terminates his employment without good reason, Mattel will pay Mr. Eckert his full base salary and any other accrued obligations through the termination date at the then-effective rate.

  The employment agreement also provides that in the event of a termination of Mr. Eckert's employment by his death, Mr. Eckert's family will receive certain health care benefits and financial counseling for three years and Mr. Eckert's legal representatives will receive any benefits payable to his surviving spouse or other named beneficiaries under the provisions of any applicable Mattel plan or program upon Mr. Eckert's death.

  If Mr. Eckert's employment is terminated as a result of "disability" as defined in the employment agreement, Mr. Eckert will receive disability benefits and until the earlier of (x) the third anniversary of the termination date or (y) the date he accepts other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum. In addition, Mr. Eckert will receive immediately all SERP Benefits for which he is eligible on the termination date.

  If Mattel terminates Mr. Eckert's employment other than for cause, death or disability or he terminates his employment for good reason (in each case, other than within 18 months following a change of control):

  .  Mattel will pay Mr. Eckert an amount consisting of:

   (1) his base salary through the termination date at the then-effective rate;
   (2) a current year bonus (the "Bonus") equal to the greater of (x) the average of the two highest MIP bonuses received by him in the last three years, prorated to reflect the number of months of his employment in the current year, (y) the MIP bonus paid to him in 2000 or 2001, whichever is greater and without proration, and (z) the target MIP bonus for the 2000 year;
   (3) an LTIP payment reflecting the amount Mr. Eckert would have received if Mr. Eckert had remained employed for the entire performance period, prorated based on the number of months of his employment during the performance period; and
   (4) three times the sum of (x) Mr. Eckert's annual base salary at the then-effective rate and (y) the Bonus, but without proration.

  . until the earlier of (x) the third anniversary of the termination date or (y) the date Mr. Eckert accepts other similar employment, Mattel will provide Mr. Eckert certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling and tax preparation services, country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nominal sum; and

  . credit will be given for three years of service (in addition to actual service) and for three years of attained age (in addition to Mr. Eckert's actual age) for purposes of computing any service and age-related benefits for which he is eligible under Mattel's plans and programs, including the SERP.

  If, within 18 months following a "change of control" of Mattel, Mr. Eckert terminates his employment for good reason, Mattel or the surviving entity terminates his employment other than for cause or disability, or within the 30-day period immediately following the six-month anniversary of a change of control Mr. Eckert terminates his employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to Mr. Eckert described above, except for the prorated LTIP payment. Instead of the prorated LTIP payment, the terms of the LTIP provide that in the event of the change in control of Mattel, Mr. Eckert will receive within 30 days after the change of control any earned but unpaid LTIP bonuses and an interim cash payment for each performance period commenced but not completed prior to the date of the change of control equal to the amount Mr. Eckert would have received had the target performance objectives been achieved with respect to each such performance period. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exerciseability of stock options) made by Mattel due to a change of control, Mr. Eckert is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay him an additional amount so as to place him in the same after-tax position he would have been in had such excise tax not applied.

  If Mr. Eckert's employment with Mattel is terminated without cause by Mattel, because of death or disability, by him for good reason, or by him within the 30-day period immediately following the six-month anniversary of a change of control, (1) all outstanding stock options (other than options issued under the PPO Plan) held by Mr. Eckert will become immediately exerciseable, and he will have until the date that is ten years from the date each outstanding option was granted to exercise such option and (2) all restricted stock units and restricted stock will become immediately vested and non-forfeitable.

  In addition, Mr. Eckert received a loan from Mattel on May 18, 2000, in the principal amount of $5.5 million, which is due and payable on or before May 19, 2003, with interest to accrue annually at 7% per annum. If Mr. Eckert's employment with Mattel is terminated for cause, or he resigns without good reason, prior to May 19, 2003, then the loan to Mr. Eckert will become due and payable, including interest accrued, 30 days after such termination date. If Mr. Eckert is employed by Mattel on May 18, 2003, or if Mr. Eckert's employment with Mattel is terminated for any reason other than for cause by Mattel or Mr. Eckert's resignation without good reason, the principal amount of the loan to Mr. Eckert and all accrued unpaid interest will be forgiven. In addition, if the loan is forgiven and Mr. Eckert continues to be employed by Mattel on May 18, 2004, then Mr. Eckert will be given an additional payment to fully reimburse Mr. Eckert for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if Mr. Eckert is required to pay taxes on such loan forgiveness before May 18, 2004, if Mr. Eckert is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Eckert is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Eckert will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Employment Agreements with Adrienne Fontanella, Matthew C. Bousquette, Neil
B. Friedman and Kevin M. Farr. Ms. Fontanella serves as President, Girls/Barbie; Mr. Bousquette serves as President, Boys/Entertainment; Mr. Friedman serves as President, Fisher-Price Brands; and Mr. Farr serves as Mattel's Chief Financial Officer. The employment agreements for each of these executives contain substantially similar terms except as described below. The agreements generally provide a three-year term of employment. On the first day of each month, the termination date of each agreement is automatically extended by one month unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated. The agreements provide that each executive is to receive a base salary at least equal to his or her salary in effect on the date of the agreement, and base salaries must be reviewed no less frequently than once every eighteen months and may be increased at any time. The current base salary for Ms. Fontanella, Mr. Bousquette and Mr. Friedman is $850,000 each. The current base salary for Mr. Farr is $600,000. The agreements also provide for the respective executive's participation in various incentive and employee benefit plans as may be in effect from time to time with respect to executives employed by Mattel, including but not limited to the MIP, the LTIP, any of Mattel's stock option plans and retirement plans, as well as other benefit plans and programs available to executive officers and employees generally. Ms. Fontanella's agreement also provides that Mattel will reimburse her for the cost of twenty-four round-trip business class tickets over a period of two years.

  Mattel may terminate the executive's employment for "cause," as defined in the agreements, if the Chief Executive Officer of Mattel determines that "cause" exists. Each executive may terminate his or her employment if "good reason" exists, as defined in the agreements. "Good reason" includes, among other things, any change in duties, authority or responsibility of the executive that is inconsistent with the executive's position as described in his or her respective agreement, any failure of a successor to Mattel to assume or perform the agreement and any requirement by Mattel that the executive be based outside of Los Angeles (or, in the case of Mr. Friedman, New York), in each case without the executive's consent. If the executive's employment is terminated for cause or if the executive terminates his or her employment without good reason, Mattel will pay the executive his or her full base salary through the termination date at the then-effective rate. The agreements also provide for, among other things, certain health care and disability benefits to the executives or their families in the event of termination of employment by death or disability.

  If Mattel terminates the executive's employment other than for cause, death or disability or the executive terminates his or her employment for good reason (in each case, other than within 18 months following a change of control):

  .  Mattel will pay the executive an amount consisting of:

   (1) the executive's base salary through the termination date at the then-effective rate;
   (2) a current year bonus (the "Bonus") equal to the greater of (x) the average of the two highest MIP bonuses received by the executive in the last three years, prorated to reflect the number of months of the executive's employment in the current year, (y) the MIP bonus paid to the executive in 2000 or 2001, whichever is greater, and (z) the target MIP bonus for the 2000 year (or, in the case of Mr. Farr, a current year MIP bonus equal to the average of the two highest MIP bonuses received by Mr. Farr in the last three years, prorated to reflect the number of months of the executive's employment in the current year);
   (3) an LTIP payment reflecting the amount the executive would have received if the executive had remained employed for the entire performance period, prorated based on the number of months of the executive's employment during the performance period; and
   (4) three times the sum of (x) the executive's annual base salary at the then-effective rate and (y) the Bonus, but without proration;

  . until the earlier of (x) the third anniversary of the termination date or (y) the date the executive accepts other similar employment, Mattel will provide the executive certain employee benefits at Mattel's expense, including but not limited to coverage under Mattel's medical, dental and other health care plans, outplacement services, financial counseling services, tax preparation services (only for Ms. Fontanella, Mr. Bousquette and Mr. Friedman), country club membership costs and continued use of leased automobiles and the right to purchase such automobiles for a nomimal sum; and

  . credit will be given for three years of service (in addition to actual service) and for three years of attained age to be added to the executive's actual age for purposes of computing any service and age-related benefits for which the executive is eligible under Mattel's plans and programs, including the SERP. For purposes of calculating Mr. Farr's SERP benefits, the maximum benefit will be calculated based on 25% of the average of the final three years of his base salary, plus the average of the greater two out of the three most recent annual MIP bonuses received by Mr. Farr.

  With respect to only Ms. Fontanella, Mr. Bousquette and Mr. Friedman, if Mattel terminates an executive's employment other than for cause, death or disability, or if the executive terminates his or her employment for good reason and such termination occurs within 18 months after the date upon which Mattel changes the person to whom the executive immediately reports, then (1) the executive's Bonus, as described above, will be no less than the executive's maximum targeted MIP bonus for the year in which the termination of employment occurs, and (2) the executive's LTIP payment described above will be based on the maximum LTIP payment that the executive could have received with respect to the pending performance period, rather than the amount which would have been payable to the executive had he or she remained employed for the entire performance period.

  If, within 18 months following a "change of control" of Mattel, the executive terminates his or her employment for good reason, Mattel or the surviving entity terminates the executive's employment other than for cause or disability, or within the 30-day period immediately following the six-month anniversary of a change of control the executive terminates his or her employment for any reason, Mattel will, among other things, make all the payments and provide all the benefits to the executives described above, except for the prorated LTIP payment. Instead of the prorated LTIP payment, the terms of the LTIP provide that in the event of the change in control of Mattel, each executive will receive within 30 days after the change of control any earned but unpaid LTIP bonuses and an interim cash payment for each performance period commenced but not completed prior to the date of the change of control equal to the amount the executive would have received had the target performance objectives been achieved with respect to each such performance period. If, with respect to payments or distributions in the nature of compensation (including accelerated vesting and exerciseability of stock options) made by Mattel due to a change of control, the executive is subject to the payment of excise tax under Section 4999 of the Internal Revenue Code, Mattel will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied.

  In addition, pursuant to amendments, each dated February 10, 2000 in the case of Ms. Fontanella, Mr. Bousquette and Mr. Friedman and dated July 20, 2000 in the case of Mr. Farr, if an executive's employment with Mattel is terminated without cause by Mattel, because of death or disability, for good reason by the executive, or by the executive within the 30-day period immediately following the six-month anniversary of a change of control, all outstanding stock options issued under the 1990 Plan or the 1996 Plan held by the executive will become immediately exerciseable, and he or she will have until the date that is ten years from the date each outstanding option was granted to exercise such option.

  In addition, pursuant to amendments, each dated July 20, 2000, to the respective employment agreements of Ms. Fontanella and Mr. Bousquette, in the event that the employment of Ms. Fontanella or Mr. Bousquette, respectively, is terminated by Mattel without cause or by the executive for good reason after the executive has attained fifty-two years of age, the executive's benefits under the SERP will be fully vested. Furthermore, pursuant to an amendment dated November 14, 2000 to Mr. Friedman's employment agreement, in the event that Mr. Friedman's employment is terminated by Mattel without cause, by Mr. Friedman for good reason or by Mr. Friedman as a result of his retirement after the age of 55, his benefits under the SERP will be fully vested and, in lieu of the payments provided under the SERP, he will be entitled to an annual benefit of $300,000 for his lifetime, regardless of his years of service, age, actual compensation or average compensation. Mr. Friedman also agreed in this amendment that he had no intention, other than a result of physical limitations beyond his control, to retire prior to the age of 58.

  Ms. Fontanella, Mr. Bousquette and Mr. Friedman each received a loan from Mattel on October 29, 1999, in the principal amount of $1.0 million and a second loan from Mattel on April 7, 2000 in the principal amount of $2.0 million, which are all due and payable on or before October 29, 2002, with interest to accrue annually at 7% per annum. With respect to each executive, if his or her employment with Mattel is terminated for cause, or the executive resigns without good reason, prior to October 30, 2002, then the loans to such executive will become due and payable, including interest accrued, 30 days after such termination date. If an executive is employed by Mattel on October 29,

2002, or if an executive's employment with Mattel is terminated for any reason other than for cause by Mattel or the executive's resignation without good reason, the principal amount of the loans to such executive and all accrued unpaid interest will be forgiven. In addition, if a loan is forgiven and the executive continues to be employed by Mattel on April 1, 2003, the executive will be given an additional payment to fully reimburse the executive for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loan and with respect to such taxes. Such payment will also be made earlier if such executive shall be required to pay taxes on such loan forgiveness before April 1, 2003, if the executive is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if the executive is employed by Mattel on such date. If the loan is forgiven due to a change of control, the executive will be given an additional payment to fully reimburse him or her for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Mr. Farr received a loan from Mattel on February 3, 2000, in the principal amount of $500,000, and another loan from Mattel on April 7, 2000, also in the principal amount of $500,000. Each of these loans is due and payable on or before February 4, 2003, with interest to accrue annually at 7% per annum. If Mr. Farr's employment with Mattel is terminated for cause, or he resigns without good reason, prior to February 4, 2003, then the loans to Mr. Farr will become due and payable, including interest accrued, 30 days after such termination date. If Mr. Farr is employed by Mattel on February 3, 2003, or if Mr. Farr's employment with Mattel is terminated for any reason other than cause by Mattel or Mr. Farr's resignation without good reason, the principal amount of the loans to Mr. Farr and all accrued unpaid interest will be forgiven. In addition, if the loans are forgiven and Mr. Farr continues to be employed by Mattel on April 1, 2004, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes. Such payment will also be made earlier if Mr. Farr shall be required to pay taxes on such loan forgiveness before April 1, 2004, if Mr. Farr is still employed by Mattel at such time. The loan will also be forgiven on the date of a change of control (as defined in the loan agreement) of Mattel if Mr. Farr is employed by Mattel on such date. If the loan is forgiven due to a change of control, Mr. Farr will be given an additional payment to fully reimburse him for all federal, state and local income taxes and employment taxes with respect to forgiveness of the loan and with respect to such taxes.

  Separation Agreement with Jill E. Barad. In connection with Ms. Barad's departure from Mattel, the Compensation/Options Committee negotiated and the Board of Directors approved a separation agreement with Ms. Barad, the principal terms of which implement the separation provisions of her 1997 employment agreement. Pursuant to her employment agreement, Ms. Barad was entitled to receive cash payments of: (1) five times the sum of her annual base salary as of February 2000 and a maximum annual bonus under the MIP; (2) one-twelfth of her maximum annual bonus under the MIP; and (3) the full term maximum payout under the LTIP, which together resulted in an aggregate cash payment, confirmed in the separation agreement, of approximately $26.4 million. Ms. Barad's employment agreement provided that the entire balance due from Ms. Barad with respect to the November 1, 1994 loan from Mattel of $3.0 million at 4.12% per annum for the purchase of a home would be forgiven on her termination. In the separation agreement Mattel agreed to pay Ms. Barad approximately $3.31 million to make her whole for the Federal and California income taxes and Medicare tax payable by her with respect to the income she will recognize as a result of the forgiveness of the home loan. Under the separation agreement, Mattel also forgave the May 29, 1997 loan of $4.2 million at 6.1% per annum which it had given Ms. Barad in connection with the Board of Directors' request that she not sell any of the 292,968 shares of restricted stock which had been granted to her in December 1993 and which had become vested in January 1997 in order to pay the income taxes resulting from such vesting. As provided in her employment agreement: (1) Mattel will continue to provide Ms. Barad with life insurance with a basic fixed death benefit of $5.0 million under Mattel's Key Executive Life Insurance Program for the rest of her lifetime; (2) Ms. Barad acquired her company car for a nominal sum; and (3) until Ms. Barad accepts other full-time employment, Mattel will provide Ms. Barad at Mattel's expense (a) medical and related health insurance, (b) outplacement services, (c) continuation of certain memberships and transferal of such memberships to Ms. Barad, and (d) financial counseling services. Pursuant to the separation agreement: (1) Mattel sold Ms. Barad certain artwork at the prices recently paid for such artwork by Mattel;
(2) Mattel continued to provide security services to Ms. Barad for a limited period of time; and (3) Mattel allowed Ms. Barad to retain the personal office equipment provided by Mattel to Ms. Barad. Additionally, the separation agreement provides that options to acquire Mattel stock held by Ms. Barad, to the extent not already vested, became vested in full as of February 3, 2000, and will remain outstanding and exercisable until the expiration of the original terms of the grants. As of February 3, 2000, Ms. Barad held options to purchase 6,440,759 shares of Mattel common stock. Of these options, vesting was accelerated with regard to options for a total of 456,250 shares, 412,500 of which have an exercise price of $25.75 per share and 43,750 of which have an exercise price of $26.62 per share. With regard to Ms. Barad's options that were vested prior to February 3, 2000, 4,082,946 of such options have exercise prices per share of $42.31 or $44.87 and the reminder have exercise prices per share ranging from $15.76 to $26.62. In the separation agreement, Ms. Barad provided Mattel with certain releases and agreed to certain confidentiality and non-competition provisions. She also agreed to provide consulting services to Mattel for up to 40 hours per month until December 31, 2000.

  Under the terms of Ms. Barad's employment agreement and the SERP, and as confirmed in her separation agreement with Mattel, upon her departure from Mattel, she was immediately entitled to receive benefits under the SERP equal to 35% of the average of the final three years of her annual base salary plus the average of the greatest two of the five most recent annual MIP and a special achievement bonus received by her. Such benefits equal $708,989 per year during her lifetime. Pursuant to the terms of the SERP, Ms. Barad chose to receive guaranteed installments of $106,745 per month over a period of 10 years instead of payments of $708,989 per year during her lifetime.

                              CERTAIN TRANSACTIONS

  On October 29, 1999, Mattel loaned $1.0 million at 7% per annum to each of Ms. Fontanella, Mr. Bousquette and Mr. Neil Friedman. On February 3, 2000, Mattel loaned $500,000 at 7% per annum to Mr. Farr. On April 7, 2000, Mattel loaned $2.0 million at 7% per annum to each of Ms. Fontanella, Mr. Bousquette and Mr. Neil Friedman. Also on April 7, 2000, Mattel loaned an additional $500,000 to Mr. Farr at 7% per annum. On May 18, 2000, Mattel loaned $5.5 million at 7% per annum to Mr. Eckert. See "Employment and Severance Agreements" above.

  In connection with Ms. Barad's departure from Mattel, Mattel forgave certain loans made by Mattel to Ms. Barad on November 1, 1994 and May 29, 1997. See "Employment and Severance Agreements--Separation Agreement with Jill E. Barad" above.

                                   PROPOSAL 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers LLP has served as Mattel's independent accountants since their appointment for the 1975 fiscal year. The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if they desire to do so.

  Audit services of PricewaterhouseCoopers LLP for 2000 included the examination of the consolidated financial statements, services related to filings with the Securities and Exchange Commission, and the performance of limited reviews of Mattel's quarterly unaudited financial information and forensic accounting services. The ratification of the selection of Mattel's independent accountants requires the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Special Voting Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Fees Paid to Independent Accountants

  The fees paid to PricewaterhouseCoopers LLP, Mattel's independent accountants, in respect of the 2000 fiscal year are as follows:

                                                                      Fees Paid
                                                                      ----------
   Audit Fees(1)..................................................... $2,276,180
   Financial Information Systems Design and Implementation Fees(2)... $        0
   All Other Fees(3)................................................. $2,592,032

--------
(1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Mattel's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in Mattel's Quarterly Reports on Form 10-Q for the 2000 fiscal year.

(2) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

(3) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                   PROPOSAL 3
                     STOCKHOLDER PROPOSAL REGARDING CERTAIN
                       REPORTS BY THE BOARD OF DIRECTORS

  Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement. Ms. Hessler-Grisel has advised Mattel that she is the beneficial owner of 250 shares of Mattel common stock. Ms. Hessler-Grisel's proposal and her related supporting statement are followed by a recommendation of the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

  The stockholder's proposal follows:

  Whereas the Shareholders request the Board of Directors to inform the public, every six months, starting in November 2001, of the progress achieved in the implementation of the "Global Principles of Manufacturing" and the resulting improvements in the working conditions of Mattel's and its subcontractors' workers.

Supporting Statement

  While you are called to vote for the third time on this proposal, the issue of "ethical" goods is increasingly serious and more urgent than ever. Not addressing properly the question is probably affecting the bottom line already.

  More and more consumers are demanding goods that are made by workers whose working conditions and compensation meet, in all countries of production, certain standards.

  The latest poll in Europe (in twelve countries with over 12,000 people asked) shows that 70% of the consumers are concerned by the problem and already 44% are willing to pay more for goods that are certified as being made in decent conditions.

  A similar trend exists in the US. The students who protest today against sweatshops in the textile industry are the parents of tomorrow who will challenge sweatshop conditions in the toy industry.

  The administration is stepping in, it is sending custom's investigators in factories and halting the import of goods as it happened in November 2000. In October 2000, trade representative Charlene Barshefsky warned a foreign government that the United States might rescind some trade benefits if it did not ensure that a certain factory complied with the labor laws.

  Investors too request social accountability from the companies in which they invest. The votes for the proposal I am submitting again at this annual meeting went from 4% in 1999 to 15% in 2000.

  Like many other corporations, Mattel, Inc. has answered those requests by adopting a code of conduct, setting up an auditing process and giving public report of the results of its audits.

  However, those are but first steps. Investors and consumers demand facts, verifiable facts. They no longer accept at face value triumphant press releases. They want a true picture of the working conditions, not a description by monitors who visit facilities on announced visits only and are exceedingly interested in establishing a relation of trust with the management. Investors and consumers want to know the precise standards which the actual working conditions must meet and, most importantly, what concrete improvements are made by the management.

  The management of Mattel, Inc. and Mattel Independent Monitoring Council (MIMCO) have refused to publish the 200 standards that they have approved and which translate the code of conduct into measurements. The only three standards we know of, come from the first two MIMCO reports: the maximum in-plant temperature inside a facility is 36(degrees) C (equal 96.8(degrees)F), a total lunch break time of 30 minutes is within the accepted criteria and the fumes must be extracted at a minimum of 100ft/min (200ft/min in a Mexican plant was considered by many workers and monitors as inadequate). Unknown or lax standards cannot satisfy consumers and investors.

  Mattel's management has not given any explanation about the 6 million dollars which, according to the MIMCO member who spoke at the 2000 annual meeting, were spent in China to improve the working conditions. Reporting such a figure without the slightest precision on the use of the money will not satisfy the needs of investors and consumers.

  In other words, Mattel, Inc. has yet to prove that it is truly committed to seriously improving the working conditions in its and its sub-contractors' plants.

  Only by regularly and accurately reporting on actions and results, will the Board of Directors prevent the bottom line from being increasingly affected by growing ethical buying and investing habits.

  The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder's proposal for the following reasons:

  In 1997 Mattel implemented a process to ensure that facilities that manufacture, assemble or distribute Mattel's products comply with a set of specific principles called "Global Manufacturing Principles." These principles address wages and working hours, living and working conditions, employee health and safety, and protection of the environment. Over the past three years, Mattel has developed quantifiable standards and auditing tools and through the Mattel Independent Monitoring Council ("MIMCO"), publicly discloses the progress made in meeting Mattel's stringent standards.

  There are more than 200 detailed standards covering all aspects of environmental, health and safety conditions, as well as employee working and living conditions, which MIMCO uses to audit facilities that manufacture, assemble or distribute Mattel's products. The standards address a wide spectrum of issues, ranging from on-the-job concerns, such as factory lighting, air quality, communication with management, health care facilities and safety practices, to acceptable parameters for dormitories and recommendations for recreational programs. They also address protection of the environment. These principles serve as the standards by which Mattel's internal and independent monitoring programs are measured around the world. Mattel has developed a condensed set of these standards, entitled "GMP-01, Global Manufacturing Principles," which was released to the public in the first quarter of this year. A copy can be obtained by contacting Mattel's corporate headquarters at 310-252-5475.

 Since 1997, Mattel has spent over $US 6 million on facilities in China to build new dormitories, renovate existing facilities, upgrade medical facilities and canteens and make structural improvements, such as new ventilation systems. In addition to capital improvements, Mattel has developed transparent payroll systems, provided continuing education classes in areas such as

English and computer skills to workers in plants in Malaysia, and sponsored worker community outreach efforts in the areas of health and education in Indonesia. On-site education and training materials have been provided to Mattel's primary contractors on subjects that assist in upgrading current facilities and practices to meet Mattel's standards. While Mattel's primary goal is to seek compliance with the Global Manufacturing Principles in a manner that provides for permanent and systemic changes in Mattel-owned plants and Mattel's vendor base, Mattel recognizes that some of these changes require considerable investment of time and capital, as well as management and employee training.

  Mattel has left decisions such as the format and frequency of reporting up to MIMCO, and supports the council's decision to report once a year. MIMCO conducts in-depth, on-site inspections of manufacturing facilities. Mattel and its independent monitoring council believe an annual report on global labor and environmental practices is sufficient and that more than once a year is excessive. Mattel does not approve MIMCO final reports, but has a right to respond to MIMCO findings. It is the obligation of MIMCO to make public Mattel's responses to its reports.

  MIMCO activities since June 2000 have included the following:

  . Audits of Mattel manufacturing facilities MDC in China and MX3 in Mexico;

  . Follow-up reviews and reports on both MHK manufacturing facilities in China and the MONTOI facility in Mexico;

  . Consultation visits to 10 vendors in China;

  . Training of vendors on the MIMCO process in China; and

  . Audits of five large vendors to be completed by August 2001.

  U.S. government and student monitoring activities related to the detection of forced or indentured child labor assist Mattel and MIMCO in their efforts in these areas. The Mattel GMP standards and audit program are designed to detect evidence of coercion of workers and the use of underage employees, as well as to confirm that wages are in line with the manufacturer's normal pay scale and national minimum wage requirements.

  It is Mattel's sincere belief that by operating within the GMP principles and guidelines, Mattel not only benefits the men and women who manufacture Mattel products, but also ensures that customers and consumers can continue to purchase and enjoy Mattel products with the confidence that they have been manufactured in an environment that emphasizes both safety of the employees and respect for individual rights.

  Mattel's GMP is an evolutionary and a long-term process and Mattel is committed to its success.

  Approval of this stockholder proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Mattel common stock and Special Voting Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting and voting together as one class. Unless marked to the contrary, proxies received will be voted against this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                 DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

  Proposals that a stockholder desires to have included in Mattel's proxy materials for the 2002 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Secretary of Mattel at Mattel's principal office no later than December 10, 2001.

  Mattel's By-Laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel not less than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 120 days prior to such annual meeting, and not later than 90 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder's notice to the Secretary of Mattel must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in Mattel's By-Laws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the Secretary of Mattel must contain certain information set forth in the Mattel's By-Laws about both the nominee and the stockholder making the nominations.

  If a stockholder desires to have a proposal included in Mattel's proxy materials for the 2002 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245-5012, Attention:
Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Mattel's directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of all Section 16(a) forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Mattel believes that during the year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

  Mattel has received two proposals from stockholders for inclusion in this proxy statement, which were omitted from this Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission. One of those proposals concerned independence requirements for directors serving on certain board committees; the other concerned the discontinuance of bonuses and certain other stock-based compensation for certain management employees. In addition, Mattel has received notice of the intent of an individual to introduce several additional proposals at the Annual Meeting. These proposals would request management to report on the criteria used to nominate directors, the financial (compensatory and otherwise) and familial links between directors and Mattel, Mattel's position on what director-company links are permissible for directors that sit on key board committees, the extent to which Mattel's employees own Mattel stock, the potential dilution that could result from all of Mattel's stock option plans, and Mattel's policy on re-pricing stock options in all stock option plans. Mattel believes that this individual has not complied with the advance notice provisions of Mattel's By-Laws for the presentation of any of these proposals at the Annual Meeting, and that such proposals may not properly be presented at the Annual Meeting. If any of the proposals described in this paragraph are presented at the Annual Meeting or any adjournment or postponement thereof, the persons named as your proxies in the proxy card will have the discretionary authority to vote the shares represented by such proxies with respect to those proposals, and such persons intend to vote such shares against such proposals.

  As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by Mattel. It is contemplated that proxies will be solicited principally through the use of the mail, but officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter. Such officers and employees shall receive no additional compensation in connection with such efforts.

  In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. The cost of such solicitation is estimated to be $7,000, plus out-of-pocket costs and expenses.

  Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

                                          By Order of the Board of Directors

                                          /s/ Robert Normile

                                          Robert Normile
                                          Secretary

El Segundo, California
April 9, 2001

                                                                       EXHIBIT A

                           FIRST AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

Purpose

  The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Mattel, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

  The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

Membership

  The Committee shall consist of five members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board in its business judgment and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board in its business judgment.

Committee Organization and Procedures

  1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

  2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

  3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

  4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the Vice President--Audit and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the Vice President--Audit in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

  5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

 Outside Auditor

  6. The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in the annual proxy statement).

  7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

  8. The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  9. If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

 Annual Audit

  10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

  11. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

  12. The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

  13. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements, (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

  14. The Committee shall, based on the review and discussions in paragraphs 12 and 13 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

 Quarterly Review

  15. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

 Internal Controls

  16. The Committee shall discuss with the outside auditor and the Vice President--Audit, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.
--------
(1) Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

  17. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

 Internal Audit

  18. The Committee shall discuss at least annually with the Vice President-- Audit the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

  19. Vice President--Audit shall furnish a summary of significant issues when requested by the Audit Committee.

  20. The Committee shall, at its discretion, meet with the Vice President-- Audit to discuss any issues identified by him or her or any other matters brought to the attention of the Committee.

  21. The Vice President--Audit shall be granted unfettered access to the Committee.

 Other Responsibilities

  22. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

  23. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

  24. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

  25. The Committee shall annually review the results of Internal Audit's examination of officers' travel reports.

  26. The Committee shall review periodically and update, as appropriate, the Company's code of conduct.

--------------------------------------------------------------------------------
                   DETACH AND RETAIN THIS ADMISSION TICKET


                               ADMISSION TICKET

                                 MATTEL, INC.

                      2001 Annual Meeting of Stockholders
                            Wednesday, May 9, 2001
                         10:00 A.M., Los Angeles time

  STOCKHOLDER NAME(S): _____________________________________
                                 (PLEASE PRINT)

                       _____________________________________

  STOCKHOLDER ADDRESS: _____________________________________

                       _____________________________________

     If you plan to attend the Annual Meeting of Stockholders, please so indicate by marking the appropriate box on your proxy card. The meeting will be held in the Manhattan Ballroom of the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California. Registration will begin at 9:00 A.M., Los Angeles time.

                                --------------

  This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

--------------------------------------------------------------------------------
                   DETACH AND RETAIN THIS ADMISSION TICKET

                               ADMISSION TICKET

                      2001 Annual Meeting of Stockholders

                                      of

                                 MATTEL, INC.

                     ------------------------------------

                                     Agenda

                  1. To elect eleven directors;

                  2. To ratify the appointment of
                     PricewaterhouseCoopers, LLP as independent auditors to examine and report on the financial statements for the fiscal year ending December 31, 2001;

                  3. To consider a stockholder proposal regarding
                     certain reports by the Board of Directors.

                  4. To transact such other business as may properly
                     be brought before the meeting or any
                     adjournment(s) or postponement(s) thereof.

                               (See Reverse Side)

                                  DETACH HERE


                                     PROXY

                                 MATTEL, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2001

     ROBERT A. ECKERT, ROBERT NORMILE and JOHN L. VOGELSTEIN, or any of them, each with power of substitution, are hereby appointed proxies to represent and vote as designated hereon all shares of Common Stock of Mattel, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Manhattan Ballroom of the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, at 10:00 a.m. on the 9th day of May, 2001, or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1, for Proposal 2, and against Proposal 3, and will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

          Election of all Directors listed below:

          Nominees:
          (01) Eugene P. Beard, (02) Dr. Harold Brown, (03) Robert A. Eckert,
          (04) Tully M. Friedman, (05) Ronald M. Loeb, (06) Dr. Andrea L. Rich,
          (07) William D. Rollnick, (08) Christopher A. Sinclair, (09) G. Craig Sullivan, (10) John L. Vogelstein and (11) Ralph V. Whitworth.

     If any such nominees should be unavailable, the proxies and each or any of them may vote for substitute nominees at their discretion.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

----------------                                                ----------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                            SIDE
----------------                                                ----------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.
--------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
          FOR PROPOSALS 1 AND 2.
--------------------------------------------------

1.   Election of directors (named on reverse).

                FOR          WITHHELD        MARK HERE
         [_]    ALL     [_]  FROM ALL       IF YOU PLAN [_]
             NOMINEES        NOMINEES        TO ATTEND
                                            THE MEETING

                                             MARK HERE
                                            FOR ADDRESS [_]
                                            CHANGE AND
[_]____________________________________     NOTE BELOW
(Withhold votes from nominees or vote
cumulatively as indicated on the above
line.)


2.   Ratification of the selection of       FOR       AGAINST        ABSTAIN
     PricewaterhouseCoopers LLP as the      [_]         [_]            [_]
     Company's independent accountants
     for the year ending December 31, 2001.

--------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
            AGAINST PROPOSAL 3.
--------------------------------------------


3.   Approval of stockholder proposal       FOR       AGAINST        ABSTAIN
     regarding certain reports by the Board [_]         [_]            [_]
     of Directors.

4. IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     IF YOU RECEIVE MORE THAN ONE ANNUAL REPORT AT THE ADDRESS SHOWN
     ON THIS PROXY CARD AND HAVE NO NEED FOR THE EXTRA COPY, PLEASE       [_]
     CHECK THE BOX AT THE RIGHT.  THIS WILL NOT AFFECT THE DISTRIBUTION
     OF DIVIDENDS OR PROXY STATEMENTS.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:______________ Date:__________ Signature:______________ Date:_________

                                                                   April 9, 2001

             INFORMATION STATEMENT WITH RESPECT TO THE EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

TO:  HOLDERS OF EXCHANGEABLE NON-VOTING SHARES OF SOFTKEY
     SOFTWARE PRODUCTS INC.

  Enclosed with this Notice are supplemental proxy materials relating to Mattel, Inc. ("Mattel"), the parent company of Softkey Software Products Inc. ("SSPI"), in connection with Mattel's upcoming annual meeting of stockholders (the "Meeting") to be held in the Manhattan Ballroom of the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California, on Wednesday, May 9, 2001 at 10:00 a.m. (Los Angeles time). Proxy materials relating to Mattel have been provided to you and the enclosed supplemental proxy materials are being provided to you because, as a holder of SSPI's exchangeable non-voting shares ("Exchangeable Shares"), you have voting rights at stockholders' meetings of Mattel. Pursuant to certain orders or rulings issued by certain Canadian provincial securities commissions, Mattel is required to provide holders of Exchangeable Shares with all disclosure material furnished to holders of Mattel's common stock ("Mattel Common Stock") residing in the United States.

                ECONOMIC EQUIVALENCY OF EXCHANGEABLE SHARES AND
                              MATTEL COMMON STOCK

  The Exchangeable Shares provide holders thereof with a security of SSPI having economic and voting rights that are, as nearly as practicable, equivalent to those of 1.2 shares of Mattel Common Stock. In particular, Exchangeable Shares are: (a) entitled to dividends from SSPI payable at the same time as, and in the Canadian dollar equivalent of, dividends paid by Mattel on Mattel Common Stock multiplied by 1.2; (b) retractable at the option of the holder at any time for 1.2 shares of Mattel Common Stock; (c) entitled on the liquidation, dissolution or winding-up of SSPI to be exchanged for 1.2 shares of Mattel Common Stock; (d) entitled on the dissolution of Mattel to be exchanged for 1.2 shares of Mattel Common Stock; and (e) entitled to direct voting rights at stockholders' meetings of Mattel.

  As a result of the economic equivalency of the Exchangeable Shares and the Mattel Common Stock, holders of Exchangeable Shares effectively have a participating interest in Mattel, rather than SSPI. Accordingly, information respecting the financial condition and results of operations of SSPI would not be relevant to holders of Exchangeable Shares because the value of the Exchangeable Shares is dependent on the consolidated financial condition and results of operations of Mattel. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that Mattel provides to holders of Mattel Common Stock.

                     RIGHT TO DIRECT VOTING AT MEETINGS OF
                              MATTEL STOCKHOLDERS

  As you are aware, CIBC Mellon Trust Company (the "Trustee") is entitled at the Meeting to cast a number of votes attaching to the single outstanding share of Special Voting Stock of Mattel equal to the number of shares of Mattel Common Stock for which the outstanding Exchangeable Shares on the record date of the Meeting (other than Exchangeable Shares held by Mattel and by entities controlled by Mattel) are exchangeable. These votes to be cast by the Trustee may only be exercised in accordance with the instructions of the holders of the Exchangeable Shares of SSPI. This information statement outlines the nature and extent of your right as a holder to instruct the Trustee and describes the process by which your instructions will be carried out.

  A form of direction (the "Direction") is enclosed with this information statement that will serve as your instructions to the Trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company either in the enclosed envelope or by mail to CIBC Mellon Trust Company, 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9. Please note that unless the Direction has been received by 5:00 p.m. (Toronto time) on Monday, May 7, 2001 (the "Filing Time"), your instructions will not be binding upon the Trustee and your voting rights will not be exercised.

  Each of you is entitled to attend the Meeting and to vote in person, or to designate a person who will attend the Meeting and vote on your behalf. These alternatives appear as items (B) and (C), respectively, on the Direction. If you choose one of these alternatives, you can instruct the Trustee to provide you (or the person designated by you) with a proxy card which will be delivered to you (or the person designated by you) at the Meeting by the Trustee's representatives upon the presentation of satisfactory identification. At the Meeting, you (or the person designated by you) will be entitled to cast 1.2 votes for each Exchangeable Share of SSPI held by you on the record date for the Meeting (and not subsequently disposed of), rounded down to the nearest whole number (the "Beneficiary Votes"), in respect of each matter to be voted on at the Meeting. In electing directors, you have (or the person designated by you has) the right to cumulate your votes as more fully described in Mattel's proxy materials.

  Alternatively, you are entitled to instruct the Trustee to give a proxy card to a representative of Mattel who will exercise the Beneficiary Votes at the Meeting in accordance with your instructions. This alternative appears as item
(A) on the Direction. If you decide to proceed in this manner, you should complete items 1 through 3 on the Direction which represents the business to be considered and voted on at the Meeting.

  In addition to revocation in any manner permitted by law, you may revoke or amend your instructions by filing an instrument in writing executed by you, or by your attorney authorized in writing, and delivered to the office of the Trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the Meeting prior to 9:00 a.m. (Los Angeles time) on Wednesday, May 9, 2001 by submitting written revocation of your instructions and satisfactory identification to the Trustee's representatives. In the event that the Meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the second business day prior to the day of any adjournment of the Meeting by delivering an instrument in writing to the office of the Trustee (in the manner described above), or your instructions may be revoked in person at any adjournment of the Meeting not less than one hour prior to the time of such adjourned meeting.

  Failure to comply with the foregoing will not affect your right to attend the Meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the Trustee's representatives.

                                  MATTEL, INC.

                               ----------------

                DIRECTION TO BE GIVEN BY HOLDERS OF EXCHANGEABLE
              NON-VOTING SHARES OF SOFTKEY SOFTWARE PRODUCTS INC.

                               ----------------

                DIRECTION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                OF MATTEL, INC.

  The undersigned, having read the Notice of Annual Meeting of Stockholders (the "Meeting") of Mattel, Inc., a Delaware corporation ("Mattel"), to be held at in the Manhattan Ballroom of the Manhattan Beach Marriot, 1400 Parkview Avenue, Manhattan Beach, California, on Wednesday, May 9, 2001 at 10:00 a.m. (Los Angeles time), the Proxy Statement and the Information Statement dated April 9, 2001, receipt of which are hereby acknowledged, DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated February 4, 1994, as supplemented and amended by the Voting and Exchange Trust Supplement dated as of May 13, 1999 among Mattel, Softkey Software Products Inc., The Learning Company, Inc. and the Trustee (collectively, the "Agreement") as follows:

                       (PLEASE SELECT ONE OF A, B OR C.)

A. [_] Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of Mattel or otherwise, the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof as follows:

    (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

  1. To elect (1) Eugene P. Beard, (2) Dr. Harold Brown, (3) Robert A. Eckert,
       (4) Tully M. Friedman, (5) Ronald M. Loeb, (6) Dr. Andrea L. Rich, (7) William D. Rollnick, (8) Christopher A. Sinclair, (9) G. Craig Sullivan,
       (10) John L. Vogelstein and (11) Ralph V. Whitworth as directors for a one-year term. If any such nominees should be unavailable, the proxies and each or any of them may vote for substitute nominees at their discretion.

             [_] FOR ALL NOMINEES    [_] WITHHELD FROM ALL NOMINEES

     [_] _______________________________________________________________
      Withhold votes from nominees or vote cumulatively as indicated on the above line.

  2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel's independent accountants for the year ending December 31, 2001.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. Approval of stockholder proposal regarding certain reports by the Board of Directors.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  4. To consider and act upon such other business or proposals as may properly come before the Meeting or any adjournment or postponement of the Meeting.

(PLEASE NOTE: THE TRUSTEE WILL VOTE AS DIRECTED BUT IN THE ABSENCE OF ANY SUCH DIRECTION, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ALL NOMINEES LISTED IN ITEM 1 ABOVE, FOR ITEM 2 ABOVE, AGAINST ITEM 3 ABOVE, AND AS TO ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO VOTE IN ITS DISCRETION, AND THE TRUSTEE AND ANY SUCH PROXY ARE HEREBY GRANTED DISCRETIONARY AUTHORITY TO CUMULATE VOTES IN CONNECTION WITH THE ELECTION OF DIRECTORS.

    (PLEASE GO DIRECTLY TO THE SIGNATURE LINE AT THE BOTTOM OF THIS PAGE.)

B. [_] Deliver a proxy card to the undersigned at the Meeting, with respect to all Exchangeable Non-Voting Shares of Softkey Software Products Inc. held of record by the undersigned on the record date for the Meeting (and not subsequently disposed of) (the "Exchangeable Shares") so that the undersigned may exercise personally the Beneficiary Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, GO DIRECTLY TO THE SIGNATURE LINE AT THE END OF THIS DIRECTION.)

C. [_] Deliver a proxy card to __________ as the designee of the undersigned to attend and act for and on behalf of
                                         the under-signed at the Meeting, with
                                         respect to the Exchangeable Shares,
                                         with all the powers that the
                                         undersigned would possess if
                                         personally present and acting thereat
                                         including the power to exercise the
                                         Beneficiary Votes (as defined in the
                                         Agreement) to which the undersigned
                                         is entitled at the Meeting, or any
                                         adjournment or postponement thereof.

                                         (IF YOU HAVE SELECTED ALTERNATIVE C,
                                         GO DIRECTLY TO THE SIGNATURE LINE AT
                                         THE END OF THIS DIRECTION.)

                                         Please sign exactly as your name
                                         appears hereon. Joint owners should
                                         each sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such.

                                         Signature: ___________________________

                                         Date: ________________________________

                                         Signature: ___________________________

                                         Date: ________________________________